UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALTISOURCE ASSET MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Altisource Asset Management Corporation, a U.S. Virgin Islands corporation (the “Company”). We have adopted a hybrid format for our Annual Meeting that includes both an in-person and virtual meeting. The Annual Meeting will be held in-person at the Company's office, located at 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820 on      and will also be broadcast simultaneously online via live webcast. You may access the live webcast by visiting www.virtualshareholdermeeting.com/AAMC2023AM, where you will be able to listen to the meeting live and vote online. Please note, however, that only stockholders who attend the Annual Meeting in-person will be permitted to ask questions during the Annual Meeting. However, for those stockholders unable to attend in-person, you can submit questions to the Company in advance of the meeting via email at 2023annualmeeting@altisourceamc.com. To ensure adequate time to address your questions, please submit them to the Company on or before     . The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.
It is important that you be represented at the Annual Meeting regardless of the number of shares you own. We urge you to promptly complete and return your proxy card prior to the Annual Meeting in one of the manners described in the accompanying materials even if you plan to attend the Annual Meeting. This will not prevent you from voting online but will ensure that your vote is counted if you are unable to attend.
Your support of and interest in the Company is sincerely appreciated.
Sincerely,
/s/ Jason Kopcak
Jason Kopcak
Chief Executive Officer

ALTISOURCE ASSET MANAGEMENT CORPORATION
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
NOTICE
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Altisource Asset Management Corporation (the “Company”) will be held in-person at the Company's office located at 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820 on     , and will also be broadcast simultaneously online via live webcast. You may access the live webcast by visiting www.virtualshareholdermeeting.com/AAMC2023AM, where you will be able to listen to the meeting live and vote online. Please note, however, that only stockholders who attend the Annual Meeting in-person will be permitted to ask questions during the Annual Meeting. However, for those stockholders unable to attend in-person, you can submit questions to the Company in advance of the meeting via email at 2023annualmeeting@altisourceamc.com. To ensure adequate time to address your questions, please submit them to the Company on or before     . If you choose to attend the Annual Meeting online, we encourage you to allow ample time for online check-in, which will open at approximately     .
PURPOSE
1.
To consider and vote upon the election of four (4) nominees to the board of directors of the Company (the “Board of Directors”) to serve until the 2024 annual meeting of stockholders and/or until their successors are duly elected and qualified;

2.
Approval of the amendment to Amended and Restated Articles of Incorporation of the Company to increase authorized common stock from 5,000,000 shares to 10,000,000 shares to effect a two for one stock split of the Company’s common stock, par value $0.01;

3.	Approval of an amendment to the 2020 Equity Incentive Plan to increase the maximum number of shares from 185,000 shares to 485,000 shares (effective before the proposed stock split);
4.
To consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to change the name of the Company from Altisource Asset Management Corporation to Venturius, Inc.; with our ticker symbol changing from AAMC to VNTU;

5.	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to be the Company's independent registered public accounting firm for the year ending December 31, 2023;
6.	To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement; and
7.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.
PROCEDURES
Our Board of Directors has fixed the close of business on      as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.
•	Only stockholders of record at the close of business on the record date will be entitled to receive notice of and vote at the Annual Meeting.
•
The proxy statement for our Annual Meeting will be mailed to stockholders on or about June 20, 2023 and will also be made available on our website at www.altisourceamc.com under the section entitled “Investor Relations - Events & Presentations.” The Annual Report on Form 10-K for the year ended December 31, 2022 was filed with the Securities and Exchange Commission (“SEC”) on March 27, 2023, and an amendment to the Annual Report on Form 10-K/A for the year ended December 31, 2022 was filed with the SEC on May 1, 2023, and each has been posted on our website at www.altisourceamc.com under the section entitled “Investor Relations - SEC Filings.” Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com, a website that does not identify or track visitors of the site, by entering the 16 digit Control Number found on your Beneficial Notice Card or on your Proxy Card in the space provided.
By Order of the Board of Directors,

/s/ Stephen R. Krallman
Stephen R. Krallman
Corporate Secretary

, 2023
Christiansted, United States Virgin Islands

ALTISOURCE ASSET MANAGEMENT CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
General Information
We have made this proxy statement (“Proxy Statement”) available to you on or about      as a holder of common stock of Altisource Asset Management Corporation, a U.S. Virgin Islands corporation (“we,” “us,” “our,” “AAMC” or the “Company”) because our Board of Directors (the “Board of Directors” or “Board”) is soliciting your proxy to be used at our 2023 Annual Meeting of Stockholders and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held in-person at the Company's office located at 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820 on      and will also be broadcast simultaneously online via live webcast. You may access the live webcast by visiting www.virtualshareholdermeeting.com/AAMC2023AM, where you will be able to listen to the meeting live and vote online. Please note however, that only stockholders who attend the Annual Meeting in-person will be permitted to ask questions during the Annual Meeting. However, for those stockholders unable to attend in-person, you can submit questions to the Company in advance of the meeting via email at 2023annualmeeting@altisourceamc.com. To ensure adequate time to address your questions, please submit them to the Company on or before     . If you choose to attend the Annual Meeting online, we encourage you to allow ample time for online check-in, which will open at approximately     .
At the Annual Meeting, our stockholders will be asked to consider and vote upon (1) the election of four (4) Directors to serve until the 2024 annual meeting of stockholders and/or until their successors are duly elected and qualified; (2) the amendment of the Company’s Amended and Restated Articles of Incorporation to increase authorized common stock from 5,000,000 shares to 10,000,000 shares to effect a two for one stock split of the Company’s common stock, par value $0.01; (3) approve the amendment of the 2020 Equity Incentive Plan to increase the maximum number of shares to be issued to 485,000 shares from 185,000 shares; (4) the amendment of the Company’s Amended and Restated Articles of Incorporation to change the name change of the Company to Venturius, Inc.; (5) the ratification of the appointment of Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2023; and (6) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (“NEOs”), as disclosed in this Proxy Statement.
If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their discretion on such matters.
Proxies to be exercised at the Annual Meeting are being solicited by and on behalf of our Board. Our Directors, officers, employees and other agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.
Explanatory Note
We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.
Proxy Materials
On or about     , we will mail the proxy materials consisting of this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022 (together with our Form10-K/A, the “2022 Annual Report”). We also expect our proxy documents to be made available to stockholders on or about June 20, 2023though the “Investor Relations” link on our website at www.altisourceamc.com or through www.proxyvote.com. Our 2022 Annual Report was filed with the SEC and made available on our website on March 27, 2023, and the amendment to our 2022 Annual Report on Form 10-K/A for the year ended December 31, 2022 was filed with the SEC and made available on our website on May 1, 2023.
Stockholders of Record. If your shares are registered in your own name, you will receive a full set of the proxy documents in the mail. As a stockholder of record, you have the right to vote at the Annual Meeting, in-person or via the virtual meeting website or to be represented by proxy at the Annual Meeting. The Company has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the proxy card.

Beneficial Stockholders. If your shares are not registered in your name, you should receive proxy materials and a voting instruction form from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions. As the beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instructions you received.
Voting Procedures
If you are a holder of record of our common stock at the close of business on     , the record date for the Annual Meeting, you may vote by completing and returning your proxy by mail or by using the Internet or telephone. You may submit your proxy by mail by marking your vote on the enclosed proxy card, then following the instructions on the card. To submit your proxy using the Internet or by telephone, see the instructions on the proxy card and have the proxy card available when you access the Internet website or place your telephone call. If you are authorizing a proxy to vote your shares over the Internet or by telephone, you will need to provide the control number that is printed on the proxy card that you receive.
If you are the beneficial owner of shares held in “street name” by a bank or broker and wish to vote at the Annual Meeting, you will need to provide the control number that is printed on the proxy card that you receive when you attend the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy to vote your shares in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
How a Proxy Works
All valid proxies received prior to the meeting will be voted in accordance with your instructions on the proxies, unless such proxies previously have been revoked. If you submit a proxy card with no voting direction indicated, the shares will be voted as the Board recommends, which is as follows:
•	“FOR” the election of four (4) Directors to serve until the 2024 annual meeting of stockholders and/or until their successors are duly elected and qualified (Proposal One);
•
“FOR” the amendment of the Company’s Amended and Restated Articles of Incorporation to increase authorized common stock from 5,000,000 shares to 10,000,000 shares to effect a two for one stock split of the Company’s common stock, par value $0.01 (Proposal Two);

•	“FOR” the amendment of the 2020 Equity Incentive Plan to increase the maximum number of shares to be issued to 485,000 shares from 185,000 shares (Proposal Three);
•	“FOR” the amendment of the Company’s Amended and Restated Articles of Incorporation to change the name change of the Company to Venturius, Inc. (Proposal Four);
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal Five); and
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement (Proposal Six).
With regard to any other business that properly comes before the Annual Meeting, each proxy received will be voted in the discretion of the persons appointed as proxies.
By returning a signed proxy card by mail or by duly submitting a proxy by Internet or telephone, you will confer discretionary authority on the named proxies to vote on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof for which discretionary authority is permitted. The persons named on the proxy card as proxies or their substitutes will vote or act in their discretion with respect to such other matters. Any such matters shall be determined by a majority of the votes cast.

How to Revoke your Proxy
A registered stockholder who has returned a proxy card may revoke it at any time before it is exercised at the Annual Meeting by:
•	prior to the start of the Annual Meeting, filing a written notice of revocation with our Corporate Secretary at the following address:
Stephen R. Krallman, Corporate Secretary
Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
•	submitting a new, properly executed proxy bearing a later date;
•	voting again via the Internet or telephone; or
•
attending the Annual Meeting, in-person or via the virtual meeting website and voting at the meeting. Attending the Annual Meeting will not, by itself, revoke a properly executed proxy; you must vote at the Annual Meeting to revoke a prior proxy.

If your shares are held by a bank or broker and you have instructed such bank or broker to vote your shares, you must follow directions received from your bank or broker to change your voting instructions or revoke your proxy.
Who May Vote
You are entitled to vote at the Annual Meeting or any postponement or adjournment thereof if you are a holder of record of our common stock at the close of business on     , the record date for the Annual Meeting. At the close of business on     , there were 1,758,421 shares of common stock issued, outstanding and able to be voted (which excludes 1,675,873 treasury shares held by the Company that are not entitled to vote at the Annual Meeting). Each share of our common stock is entitled to one (1) vote at the Annual Meeting on all matters properly presented, other than the Company’s treasury shares. Abstentions and broker “non-votes” will be treated as present for purposes of a quorum.
We are commencing our solicitation of proxies on or about     , and we will continue to solicit proxies until the date of the Annual Meeting.
Quorum and Voting Information
The presence at the Annual Meeting of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes,” if any, will be treated as present for purposes of determining the presence of a quorum.
If you are the beneficial owner of shares held in “street name” by a bank or broker, your bank or broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Generally, in an uncontested election, and in accordance with the rules of the NYSE American exchange (the “NYSE American”), certain matters submitted to a vote of stockholders are considered by the NYSE American to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. However, when a beneficial owner of shares held by a bank, broker or other nominee fails to provide the record holder with voting instructions, and such organization lacks the discretionary voting power to vote those shares with respect to a particular “non-routine” proposal, a “broker non-vote” occurs.
To vote your shares, you will need to follow the directions your bank, brokerage firm or other nominee provides you. You should instruct your bank, brokerage firm or other nominee to vote your shares by following the voting instructions provided by your bank, brokerage firm or other nominee. Please contact your bank, brokerage firm or other nominee for further information.
Proposal One - Election of Directors: Assuming a quorum, the proposal to four (4) nominees for Director requires the affirmative vote of a majority of the votes cast on the proposal. You may vote “FOR” a nominee, “AGAINST” a nominee or “ABSTAIN” with respect to a nominee. Cumulative voting in the election of Directors is not permitted.
Neither broker “non-votes” nor abstentions will have an effect with regard to the election of any nominee.

Proposal Two – Amendment of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock: Assuming a quorum, the proposal to amend the Company’s Certificate of to increase authorized common stock from 5,000,000 shares to 10,000,000 shares to effect a two for one stock split of the Company’s common stock, par value $0.01 requires the affirmative vote of a majority of the votes cast on the proposal. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal Two.
Both abstentions and broker non-votes have the effect of a vote against the proposal.
Proposal Three – Amendment of the 2020 Equity Incentive Plan: Assuming a quorum, the proposal to increase the maximum number of shares to be issued to 485,000 shares from the original 185,000 shares, requires the affirmative vote of a majority of the votes cast on the proposal. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal Three.
Both abstentions and broker non-votes have the effect of a vote against the proposal.
Proposal Four – Amendment of the Amended and Restated Articles of Incorporation of the Company to change the name to Venturius, Inc.: Assuming a quorum, the proposal to change the name of the Company to Venturius, Inc., requires the affirmative vote of a majority of the votes cast on the proposal. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal Four.
Both abstentions and broker non-votes have the effect of a vote against the proposal.
Proposal Five – Ratification of Appointment of Independent Registered Public Accounting Firm: Assuming a quorum, the proposal to ratify the appointment of Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast on the proposal. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal Five.
Abstentions will not have an effect with regard to the foregoing Proposal Five. Because your broker or other nominee is entitled to vote your shares with respect to Proposal Five, even if instructions are not received from you, there will be no broker “non-votes” with respect to Proposal Five .
Proposal Six – Approval, on an advisory basis, of the Compensation of the Company’s NEOs: Assuming a quorum, the proposal to approve the compensation of the Company’s NEOs requires the affirmative vote of a majority of the votes cast on the proposal. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal Six.
Neither broker “non-votes” nor abstentions will have an effect with regard to the foregoing Proposal Six.
The below table summarizes the voting requirements to each of the proposals in this Proxy Statement:
	Proposal	Vote Required
1.	Election of the four (4) nominees for director	Majority of the votes cast

2.	Amendment of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock	Majority of the votes cast

3.	Amendment of 2020 Equity Incentive Plan to increase the maximum number shares available for issuance	Majority of the votes cast

4.	Amendment of the Amended and Restated Articles of Incorporation to change the Name of the Company to Venturius, Inc.	Majority of the votes cast

5.	Ratification of the appointment of Ernst & Young LLP	Majority of the votes cast

6.	Approval of executive compensation on an advisory basis	Majority of the votes cast

Board Recommendation
The Board recommends that you vote as follows:
•	“FOR” each of the four (4) nominees for Director listed in this Proxy Statement (Proposal One);
•
“FOR” the amendment of the Company’s Amended and Restated Articles of Incorporation to increase authorized common stock from 5,000,000 shares to 10,000,000 shares to effect a two for one stock split of the Company’s common stock, par value $0.01 (Proposal Two);

•	“FOR” the amendment of the Company’s 2020 Equity Incentive Plan to increase the maximum number shares to be issued from 185,000 shares to 485,000 shares. (Proposal Three);
•	“FOR” the amendment of the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to Venturius, Inc. (Proposal Four)
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal Five); and
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement (Proposal Six).
Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendation.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Amended and Restated Bylaws provide that our Board of Directors shall consist of no less than three (3) members with the exact number to be determined by vote of a majority of the Board of Directors. As of June 5, 2023, our Board of Directors consisted of four (4) members. At a meeting of the Board of Directors held on June 5, 2023, our former chairman, Governor John P. de Jongh, Jr., informed the Company that he was resigning from the Board effective immediately. At the June 5, 2023 meeting, our Board of Directors members appointed Mr. Charles L. Frischer as a member of the Board of Directors to fill the vacancy left by Governor de Jongh’s resignation pursuant to Section 8 of Article III of the Company’s Bylaws and also elected Ricardo C. Byrd to serve as the Chairman of the Board.
The four (4) nominees listed below for election as Directors at the Annual Meeting have been recommended by our Nomination/Governance Committee and nominated by our Board of Directors to serve on the Board of Directors until the 2024 annual meeting of stockholders and/or until their successors are duly elected and qualified. Assuming a quorum, each of the four (4) nominees for Director will be elected as Directors if they receive a majority of the votes cast in person or by proxy at the meeting.
The Nomination/Governance Committee and our Board have nominated Ricardo C. Byrd to serve as our Chairman of the Board. The Board of Directors has nominated each of Messrs. Byrd, Engerman, Frischer, and Kopcak to continue to serve as directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.
If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by our Board. At this time, our Board knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.
Nominees for Director
The following table sets forth certain information concerning our nominees for Director:
Nominee / Director Name	Age(1)	Since	Audit Committee	Compensation Committee	Nomination / Governance Committee
Existing Directors
Ricardo C. Byrd	74	2015	X	X	X
John A. Engerman	54	2019	X	X	X
Charles L. Frischer	56	2023	X	X	X
Jason Kopcak	51	2022
(1)	As of May 23, 2023.
The principal occupation for at least the last five (5) years and additional biographical information of each nominee for Director of AAMC is set forth below.
Ricardo C. Byrd. Mr. Byrd was elected to our Board of Directors in June 2015. Mr. Byrd has served as the Executive Director of the National Association of Neighborhoods (“NAN”), one of the nation’s largest and oldest multi-issue membership associations of grass-roots neighborhood organizations, since 1995. He has over thirty years of management experience in directing grass-roots programs. On America’s social and economic development challenges, he has served as a public policy catalyst, a community outreach strategist and resource person to the White House, Congressional, state and local government officials, corporations and neighborhood leaders. Mr. Byrd is a native Washingtonian, educated in the District of Columbia Public Schools, and holds a Bachelor of Arts degree from Howard University.
Mr. Byrd’s diverse experience will further enable the Company to consider other business opportunities and their related benefits.
John A. Engerman. Mr. Engerman was elected to our Board of Directors in June 2019. Since 2019, Mr. Engerman has been Chief Executive Officer and Chairman of The Strategy Group VI, a professional services firm in St. Thomas, and has continued to serve in that role since March 2020 following its acquisition of BDO USVI, LLC (“BDO USVI”), a full-service accounting and advisory services firm located in St. Thomas, USVI. From July 2016 to March 2020, Mr. Engerman was Managing Partner of BDO USVI. From 2017 to 2018, Mr. Engerman served as the Territorial

Campaign Manager for the successful Albert Bryan and Tregenza Roach Gubernatorial Team for the U.S. Virgin Islands. From January 2014 to June 2016, Mr. Engerman was Executive Vice President, Finance & Planning for International Capital & Management Company, a finance and analytics firm located in St. Thomas, USVI. From February 2001 to January 2014, Mr. Engerman was a Managing Member of ARI Group, LLC, a government and business advisory firm located in Fort Washington, MD. Mr. Engerman commenced his career in various accounting, auditing and advisory roles for PricewaterhouseCoopers, Ernst & Young and Capgemini (now part of Ernst & Young). Mr. Engerman also served for five years in the United States Navy. Mr. Engerman holds a Bachelor degree in Business Administration – Accounting from Howard University in Washington, DC and is a Certified Public Accountant.
Mr. Engerman brings extensive finance and accounting experience to the Board that enables him to provide valuable insight to the Audit Committee and guidance to the Board in overseeing the financial reporting and accounting aspects of our business.
Charles L. Frischer. Pursuant to Section 8 of Article III of the Company’s Bylaws, the Board of Directors appointed Mr. Frischer a member of the Board effective June 5, 2023. Mr. Frischer stands along with the slate of directors for re-election at this Shareholder Meeting. Mr. Frischer is the general partner of LFF Partners, a family office based in Seattle focused on generating market beating risk-adjusted returns over 3-5 year periods. From 2005 until 2008, Mr. Frischer was a Principal at Zephyr Management, L.P. a New York based private equity firm, where he was responsible for overseeing a 5,000 unit multi-family apartment portfolio, including acquisition, financing, asset management, and dispositions, placing over US $210 million in financing for the fund and overseeing the acquisition of US $75 million in new assets. From 1995 to 2005, Mr. Frischer was employed by Capri Capital, rising to Senior Vice President, where he was responsible for financing more than US $800 million multi-family and commercial loans. Mr. Frischer was also an Asset Specialist for the Resolution Trust Corporation (1990-1993) and was co-manager of the US $1 billion tax-exempt bond sales initiative and the lead manager for the RTC National Environmental property sale. Mr. Frischer graduated from Cornell University in 1988 with an A.B. in Government from the College of Arts and Sciences. Mr. Frischer’s public company board experience includes currently being a board member of Kingsway Financial Services, Inc. (NYSE: KFS) and previously having served as a board member of Imageware Systems (OTC: IWSY) from September 2017 to May 2019; and as chairman of board of Aimia, Inc. (TSX: AIM) from February 2020 to January 2021.
Mr. Frischer brings extensive finance, accounting, investment management and corporate governance experience to the Board that enables him to provide valuable insight and guidance to the Audit Committee and the Board in overseeing the financial management, reporting and accounting aspects of our business.
Jason Kopcak. Jason Kopcak was appointed to our Board of Directors in July 2022. Mr. Kopcak has also served as our Chief Executive Officer since July 2022. Mr. Kopcak joined the Company in March 2022 and served as our President and Chief Operating Officer prior to his appointment as Chief Executive Officer. Prior to joining the Company, Mr. Kopcak was employed with Morgan Stanley beginning in September 2018, as an Executive Director of the residential mortgage team within Global Capital Markets. He was involved in all facets of the mortgage and alternative lending business from trading, warehousing, securitization to investment banking. Prior to his employment at Morgan Stanley, Mr. Kopcak worked at Nomura, a global financial services group, from May 2012 until September 2018 in a similar capacity. Mr. Kopcak has more than twenty-five years of experience in the mortgage business.
Mr. Kopcak’s broad and deep experience in the mortgage and alternative lending business make him well suited to assist the Board in the oversight of the Company’s mortgage and alternative lending businesses.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
EACH OF THE NOMINEES FOR DIRECTOR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our Amended and Restated Bylaws provide that our Board of Directors shall consist of no less than three (3) members with the exact number to be determined by vote of a majority of the Board of Directors. As of December 31, 2022, our Board of Directors consisted of four (4) members. At a meeting of the Board of Directors held on June 5, 2023, our former chairman, Governor John P. de Jongh, Jr., informed the Company that he was resigning from the Board effective immediately. At the June 5, 2023 meeting, our Board of Directors members appointed Mr. Charles L. Frischer as a member of the Board of Directors to fill the vacancy left by Governor de Jongh’s resignation pursuant to Section 8 of Article III of the Company’s Bylaws and also elected Ricardo C. Byrd to serve as the Chairman of the Board.
Meetings of the Board of Directors
The Board plays an active role in overseeing management and representing the interests of the stockholders. Directors are expected to attend all meetings of the Board and the meetings of committees on which they serve. Directors are also consulted for advice and counsel between formal meetings. Our current Board held nine (9) meetings in 2022. Each incumbent Director attended at least 75% of the aggregate of (1) the total number of Board meetings in 2022 held during the period for which they were a Director, and (2) the total number of meetings in 2022 of all committees of our Board on which the Director served during the periods they served. We do not have a formal policy regarding Director attendance at the Annual Meetings of Stockholders. However, all of the incumbent members of our Board attended our 2022 Annual Meeting of Stockholders.
Independence of Directors
Our Corporate Governance Guidelines provide that our Board must be comprised of a majority of Directors who qualify as independent Directors under the standards of the New York Stock Exchange (the “NYSE”), which governs the NYSE American where our common stock is listed.
Our Board periodically reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board to have no material relationship with the Company are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by NYSE rules and law. Our current Board has determined that each of our directors, Messrs. Byrd, Engerman, and Governor de Jongh, Jr., was an independent Director for their full 2021-2022 service year, and Messrs. Byrd, Engerman and Frischer qualify as independent directors for the 2022-2023 service year. Mr. Kopcak, serving as our Chief Executive Officer, is not considered an independent Director.
Board Leadership Structure
In April 2021, Governor de Jongh, Jr. assumed the role of interim Chairman, and was named Chairman at our Annual Meeting on December 14, 2022. At a meeting of the Board of Directors held on June 5, 2023, Governor de Jongh, Jr., informed the Company that he was resigning from the Board effective immediately. At the June 5, 2023 meeting, the Nomination/Governance Committee and our Board of Directors members appointed Mr. Charles L. Frischer as a member of the Board of Directors to fill the vacancy left by Governor de Jongh’s resignation and also elected Ricardo C. Byrd to serve as the Chairman of the Board.
Committees of the Board of Directors
Our Board has established the following standing committees: an Audit Committee, a Compensation Committee and a Nomination/Governance Committee. Each of our Audit Committee charter, Compensation Committee charter and Nomination/Governance Committee charter is available on our website at www.altisourceamc.com. A brief description of these committees is provided below.
Audit Committee. The Audit Committee of our Board oversees the relationship with our independent registered public accounting firm, reviews and advises our Board with respect to reports by our independent registered public accounting firm and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of accounting, internal controls, auditing and federal securities law matters and the review of the scope and results of the annual audit conducted by the independent registered public accounting firm.
The members of the Audit Committee since October 2020 were Governor de Jongh, Jr. and Messrs. Byrd and Engerman. As of June 5, 2023, the members of the Audit Committee are Messrs. Byrd, Engerman and Frischer. Governor de Jongh, Jr. has served as the Chair of the Audit Committee from May 2018 until June 2023, and Mr. Frischer has served as the Chair of the Audit Committee since June 2023. For the 2023 service year, Mr. Frischer is expected to continue to serve as the Chair of the Audit Committee, and Messrs. Byrd and Engerman will continue to serve as a member of the Audit Committee. Each member of our Audit Committee is independent as defined in regulations adopted by the SEC and NYSE listing standards. Our Board has determined that, throughout the 2022-2023 service years, all members of our Audit Committee are, and have been, “financially literate” as defined in SEC rules. Our Board has also determined that each of Mr. Engerman and Mr. Frischer qualifies as an “audit committee financial expert” as that term is defined in SEC rules.
Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Audit Committee reviews and approves its charter. The Audit Committee also evaluates its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The Audit Committee met four (4) times in 2022.
Compensation Committee. The Compensation Committee of our Board oversees our Board and employee compensation and employee benefit plans and practices. The Compensation Committee also evaluates and makes recommendations to our Board for human resource and compensation matters relating to our named executive officers (“NEOs”). With respect to all officers and employees of the Company, other than the Chief Executive Officer, the Compensation Committee reviews with the Chief Executive Officer and subsequently approves all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to stockholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof and to recommend changes to these plans to our Board. The Compensation Committee has authority for the administration of awards under the 2020 Equity Incentive Plan (the “2020 Equity Plan”). The Compensation Committee has the authority to retain independent counsel or other advisers as it deems necessary in connection with its responsibilities at our expense. The Compensation Committee may request that any of our Directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Compensation Committee requests.
The members of the Compensation Committee in 2022 were Messrs. Byrd, Engerman and Governor de Jongh, Jr. with Mr. Engerman serving as the Chair of the Compensation Committee since June 2019. For the 2023 service year, Mr. Engerman will continue to serve as the Chair of the Compensation Committee, and Messrs. Byrd and Frischer will serve as Compensation Committee members. Each member of the Compensation Committee is independent as defined by NYSE listing standards. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience.
Our Compensation Committee operates under a written charter approved by our Board, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Compensation Committee reviews and approves its charter. The Compensation Committee also evaluates its performance under its charter periodically and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The Compensation Committee met five (5) times in 2022.
Nomination/Governance Committee. The Nomination/Governance Committee of our Board makes recommendations to our Board of individuals qualified to serve as Directors and committee members for our Board; advises our Board with respect to Board composition, procedures and committees; develops and recommends to the Board a set of corporate governance principles and oversees the evaluation of our Board and our management.
The members of the Nomination/Governance Committee since October 2020 until June 2023 were Messrs. Byrd, Engerman, and Governor de Jongh, Jr. Mr. Byrd has served as the Chair of the Nomination/Governance Committee since May 2017. For the 2023 service year, Mr. Byrd will continue to serve as Chair of the Nomination/Governance Committee, and Mr. Engerman and Mr. Frischer will serve as members of the Nomination/Governance Committee. Each member of our Nomination/Governance Committee is independent as defined in the NYSE listing standards.
Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Nomination/Governance Committee reviews and approves its charter. The Nomination/Governance Committee also evaluates its performance under its charter periodically and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The Nomination/Governance Committee met two (2) times in 2022.
It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by our stockholders. In evaluating all nominees for Director, our Nomination/Governance Committee will take into account the applicable requirements for Directors under the Exchange Act and NYSE listing standards. In addition, our Nomination/Governance Committee will take into account AAMC’s best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors.
The Nomination/Governance Committee will consider diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include not only race, color, sex, sexual orientation and national origin, but also differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee will consider diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of our business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a Board with diverse business and educational backgrounds. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nomination/Governance Committee will periodically review the skills and attributes of Board members within the context of the current make-up of the full Board as the Nomination/Governance Committee deems appropriate.
The Nomination/Governance Committee will regularly assess the appropriate size of the Board and whether any vacancies on the Board are anticipated. Various potential candidates for Director will then be identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board, professional search firms, stockholders, management or industry sources.
In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board will determine the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should a stockholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee.
A stockholder who wants to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board, can do so by writing to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. The recommendation should provide each proposed nominee’s name, biographical data and qualifications. The recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director.
Corporate Governance Guidelines
The Corporate Governance Guidelines adopted by our Board provide guidelines for us and our Board to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as Director qualification standards, Board and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board.

Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board. Our Corporate Governance Guidelines are available on our website at www.altisourceamc.com and are available to any stockholder who requests them by writing to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820.
Executive Sessions of Non-Management Directors
To the extent there are management Directors, non-management Directors meet in executive session without management representatives periodically.
Communications with Directors
If a stockholder should desire to contact our Board or any individual Director regarding AAMC, he or she may do so by mail addressed to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. All stockholder communications received in writing will be distributed to our full Board if addressed to the full Board or to individual Directors if addressed to any of them individually.
Code of Ethics
We adopted a Code of Business Conduct and Ethics that applies to our Directors, executive officers and employees (including our principal executive officer). We also adopted a Code of Ethics for Senior Financial Officers that applies to our principal financial officer and principal accounting officer. Any waivers from the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board or the Audit Committee and will be subsequently disclosed when required by SEC or applicable exchange rules. Our Nomination/Governance Committee reviews our Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers at least once a year and, if necessary, recommends changes to our Board. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisourceamc.com and are available to any stockholder who requests a copy by writing to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under SEC or exchange rules, will either be posted on our website at www.altisourceamc.com or otherwise disclosed in accordance with such rules.
Risk Management and Oversight Process
Our Board and each of its committees are involved with the oversight of the Company’s risk management.
The Board and the Audit Committee oversee AAMC’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.
In its periodic meetings with the external auditors, the Audit Committee discusses the external audit scope, the external auditors’ responsibility under the standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications. In addition, through regular reviews with management and, at times, certain employees of AAMC, the Nomination/Governance Committee assists the Board in overseeing the Company’s governance and succession risks, and the Compensation Committee assists the Board in overseeing our compensation policies and related risks.
The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts. Our Investment Committee, which is comprised of our Lead Independent Director and our Chief Executive Officer, has responsibility for assessing and managing the Company’s risk exposure with respect to transactional and counterparty risk.

BOARD OF DIRECTORS COMPENSATION
The following table discloses compensation received by each non-management member of our Board of Director who served as a director during fiscal year 2022. Management members of our Board do not receive compensation for their service as a director.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Ricardo C. Byrd(2)	$90,000	$60,011	$150,011
John A. Engerman(2)	90,000	60,011	150,011
John P. de Jongh Jr.(2)	145,000	60,011	205,011
(1)
Each of Messrs. Byrd, Engerman, and Governor de Jongh, Jr. were granted 2,412 restricted shares of common stock of AAMC on November 14, 2021 for service on the Board. These shares were vested and paid in 2022. The number of shares granted was based on a share price of $24.88, which was the average of the high and low sales prices of our common stock on November 14, 2021, and represents the grant date fair value of such shares under FASB ASC 718. The amount reported in this column reflects the accounting cost for these restricted shares and does not correspond to the actual economic value that may be received by the directors upon the vesting of the restricted shares, or any sale of the underlying shares of common stock.

(2)	As of December 31, 2022, each of Messrs. Byrd, Engerman, and Governor de Jongh, Jr. held 2,857 unvested shares of time-based restricted stock.
On December 14, 2022, Messrs. Byrd and Engram and Governor de Jongh, Jr. being the non-management members of the Board serving as of such date, were each awarded 2,857 shares of restricted stock under the Company’s 2020 Equity Incentive Plan for their service to the Board for the period commencing December 14, 2022 to the date of the 2023 Annual Meeting of Stockholders. Upon vesting, each such Director will receive 2,857 shares of our common stock. Such number of shares was determined by dividing $60,000 by the average of the high and low prices, or $21.00 per share, of AAMC common stock on December 14, 2022 and represents the grant date fair value calculated in accordance with FASB ASC 718.
Cash Compensation
For the 2022 service year, we provided the following cash compensation to our non-management Directors in quarterly installments, paid in arrears for their services for the prior quarter:
•	an annual retainer of $75,000;
•
an additional $20,000 to the Lead Independent Director of the Board of Directors, only if the Chairman of the Board is a management Director (if the Chairman of the Board is a non-management director, the Chairman shall receive $50,000);

•	an additional $20,000 to the Audit Committee chairperson;
•	an additional $10,000 to all committee chairpersons (other than the Audit Committee chairperson); and
•	an additional $5,000 to all Audit Committee members.
As of July 1, 2023 cash compensation to our non-management Directors will be modified to the following:
•	an annual retainer of $90,000;
•
an additional $20,000 to the Lead Independent Director of the Board of Directors, only if the Chairman of the Board is a management Director (if the Chairman of the Board is a non-management director, the Chairman shall receive $65,000);

•	an additional $25,000 to the Audit Committee chairperson;
•	an additional $15,000 to all committee chairpersons (other than the Audit Committee chairperson); and
•	an additional $8,000 to all Audit Committee members.
Equity Compensation
The 2020 Equity Incentive Plan was approved at the Annual Meeting of Stockholders on October 12, 2020, which supersedes the 2012 Equity Incentive Plan. The 2020 Equity Incentive Plan is described below in “Equity Compensation Plan Information”. As part of Director compensation, our non-management Directors have received annually restricted shares of common stock of AAMC with a Fair Market Value of $65,000 pursuant to the 2020 Equity Incentive Plan. “Fair Market Value” is defined as the average of the high and low prices of our common stock as reported on the applicable securities exchange on which AAMC is listed or quoted on the first day of the service year. Equity compensation is granted for the prior year of service after each annual organizational meeting of the Board, which typically follows the Annual Meeting of Stockholders. Shares of our common stock will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board and committees thereof of which the Director is a member during the service year. Grants of restricted shares to our Directors vest on the date of the Annual Meeting of Stockholders of the following year during which they were granted.
For Directors serving less than a full year, such Directors receive a pro rata portion of $65,000 of restricted shares of our common stock based on the high and low sales prices on the first day of his or her service year, multiplied by a fraction, the numerator of which is the number of days served and the denominator of which is 365 days.
Other Compensation
Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees.
Any Director compensation may be prorated for a Director serving less than a full one (1) year term as in the case of a Director joining the Board after an Annual Meeting of Stockholders but during the service year.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to each person who currently serves as one of our executive officers. Our executive officers are appointed annually by our Board and generally serve at the discretion of our Board. There are no arrangements or understandings between us and any person for election as our executive officer. None of our directors and/or executive officers is related to any other director and/or executive officer of AAMC or any of its subsidiaries by blood, marriage or adoption.
Name(1)	Age	Position
Jason Kopcak	51	Chief Executive Officer
Stephen Krallman	58	Chief Financial Officer
Kevin Sullivan	51	Former General Counsel and Chief Compliance Officer
(1)	All information set forth herein is as of May 23, 2023.
The principal occupation for at least the last five (5) years, as well as certain other biographical information, for each of our executive officers is set forth below.
Jason Kopcak. Mr. Kopcak has served as our Chief Executive Officer since July 2022. Mr. Kopcak joined the Company in March 2022 and served as our President and Chief Operating Officer prior to his appointment as Chief Executive Officer. Prior to joining the Company, Mr. Kopcak was employed with Morgan Stanley beginning in September 2018, as an Executive Director of the residential mortgage team within Global Capital Markets. He was involved in all facets of the mortgage and alternative lending business from trading, warehousing, securitization to investment banking. Prior to his employment at Morgan Stanley, Mr. Kopcak worked at Nomura, a global financial services group, from May 2012 until September 2018 in a similar capacity.
Stephen Krallman. Mr. Krallman has served as our Chief Financial Officer since June 2021. Mr. Krallman was the Vice President, Corporate Controller, for Diamond Resorts International (“DRI”), an international hospitality and vacation ownership company with over $4.0 billion in assets. Mr. Krallman was responsible for the accounting, reporting, and internal control functions at DRI and supervised a staff of over 50 personnel. Prior to joining DRI in 2015, Mr. Krallman had over 20 years of experience in the real estate, financial services, and manufacturing industries where his positions and responsibilities included SEC reporting for initial public offerings, SEC annual and quarterly reporting, business combination and acquisitions, and system integrations. Mr. Krallman hold a Bachelor of Business Administration in Accounting from the University of San Diego.
Kevin Sullivan. Mr. Sullivan served as our General Counsel and Chief Compliance Officer from September 2021 until his resignation on March 6, 2023. Prior to joining the Company, Mr. Sullivan served as Vice President and Senior Counsel for Goldman Sachs & Co. LLC (“Goldman Sachs”) and Assistant Secretary of The Goldman Sachs Group Inc., the parent company of Goldman Sachs. During his more than 15 years at Goldman Sachs, Mr. Sullivan was responsible for advising Goldman Sachs in a multitude of areas, including financial reporting, disclosure and internal controls, corporate treasury, securities offerings, investor and media relations and investment banking. Prior to joining Goldman Sachs, Mr. Sullivan was an associate at Skadden, Arps, Slate, Meagher & Flom LLP in New York working in the corporate finance and mergers and acquisitions practice areas. Mr. Sullivan holds a J.D. from the University of Virginia School of Law and a B.A. from Amherst College.

EXECUTIVE COMPENSATION
This section discusses the material components of our 2022 executive compensation program for our NEOs. We believe an effective executive compensation program aligns executives’ interests with stockholders by rewarding performance designed to increase stockholder value. We seek to promote individual service longevity and to provide our executives with long-term incentive opportunities that promote consistent, high-level performance. The Compensation Committee evaluates both performance and compensation periodically to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies, subject to consideration of the Company’s own financial performance. To achieve these objectives, we generally believe executive compensation packages should include both cash and equity-based compensation that rewards performance as measured against established goals.
For 2022, our NEOs and their positions as of December 31, 2022 were as follows:
•	Jason Kopcak, Chief Executive Officer
•	Stephen R. Krallman, Chief Financial Officer
•	Kevin F. Sullivan, Former General Counsel and Chief Compliance Officer
The Company experienced changes in executive management during 2022. The Board appointed Mr. McCarthy as interim Chief Executive Officer on April 19, 2021 as it conducted a search for a permanent Chief Executive Officer. On July 1, 2022, the Board appointed Mr. Kopcak as Chief Executive Officer of the Company. The Company accepted the resignation of Kevin F. Sullivan on March 6, 2023.
Summary Compensation Table
The following table discloses compensation received by our NEOs for the fiscal years 2022 and 2021:
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards (1)	Non-Equity Incentive Compensation(2)	All Other Compensation (3)	Total
Jason Kopcak,(4), Chief Executive Officer	2022	$358,269(5)	$50,000(6)	$222,413(6)	$—	$575,000(7)	$270,634(8)	$1,476,316
Thomas K. McCarthy(9), Interim Chief Executive Officer	2022	$290,769(10)	$250,000(11)	$—	$—	$—	$93,566(12)	$634,335
	2021	$467,308(13)	$—	$—	$—	$—	$10,034(14)	$477,342
Stephen R. Krallman(15), Chief Financial Officer	2022	$325,000(16)	$—	$—	$—	$275,000(17)	$104,321(18)	$704,321
	2021	$162,500(19)	$200,000(20)	$98,177(20)	$—	$100,000(21)	$219,145(22)	$779,822
Kevin F. Sullivan(23), Former General Counsel and Chief Compliance Officer	2022	$450,000(24)	$—	$—	$—	$—	$112,756(25)	$562,756
	2021	$121,154(26)	$100,000(27)	$74,475(27)	$—	$250,000(28)	$30,888(29)	$576,517
Indroneel Chatterjee(30), Former Chief Executive Officer	2021	$207,693(31)	$—	$1,591,208(32)	$—	$—	$53,445(33)	$1,852,346
Christopher Moltke-Hansen(34), Former Chief Financial Officer	2021	$82,308(35)	$250,000(36)	$320,221(36)	$—	$—	$16,169(37)	$668,698
P. Graham Singer,(38), Former General Counsel and Secretary	2021	$81,731(39)	$350,000(40)	$345,085(40)	$—	$—	$13,261(41)	$790,077
(1)
Amounts represent the aggregate grant date fair value of restricted shares and option awards granted to our NEOs, calculated in accordance with FASB ASC 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in Note 9 to our Consolidated Financial Statements for the year ended December 31, 2022. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the NEO upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

(2)	Consists of the cash annual incentive compensation related to performance in each year and generally awarded in the first half of the following year.
(3)
Consists of contributions from AAMC to each executive officer for relocation expenses, as applicable; supplemental living expenses, as applicable; car allowances, as applicable; education allowances, as applicable; travel allowances, as applicable; vacation benefits upon termination, as applicable; and medical benefits and preferred stock dividends, as detailed more fully in the respective footnotes below.

(4)
Mr. Kopcak joined the Company in March 2022 and served as our President and Chief Operating Officer prior to his appointment as Chief Executive Officer in July 2022. Mr. Kopcak’s hire date was May 12, 2022.

(5)	The amount reported for 2022 represents Mr. Kopcak’s base salary of $575,000 from his hire date of May 12, 2022 to December 31, 2022.
(6)
Pursuant to Mr. Kopcak’s employment agreement, he was entitled to a signing bonus of $250,000. The Compensation Committee of the Company agreed to bifurcate the payment into a cash payment of $50,000 and a preferred dividend of $200,000. The amount reported for 2022 represents Mr. Kopcak’s $50,000 cash signing bonus paid on May 27, 2022. The amounts reported as Stock Awards include equity inducement grants consisting of 22,500 shares of service-based restricted stock with a grant date fair value of $222,413, which was determined based on the average of the high and low sales price of our common stock on the date of the grant. Mr. Kopcak’s signing bonus was paid pursuant to his employment agreement as described under “Employment Agreements.”

(7)	The amount reported for 2022 includes Mr. Kopcak’s $575,000 annual cash incentive compensation earned for 2022 performance, which has been accrued and pending payment as of April 30, 2023.
(8)
The amount reported for 2022 includes: $200,000 preferred stock dividends on 1,000 shares Preferred Stock Series N paid on December 29, 2022, which the Compensation Committee approved as payment in lieu of a cash payment of Mr. Kopcak’s signing bonus payable pursuant to his employment agreement. In addition, the amount reported for 2022 includes $40,000 for supplemental living expenses related to Mr. Kopcak's employment in the U.S. Virgin Islands, $3,019 in relocation expenses, $9,150 in 401-K contributions and $18,465 in medical and life insurance benefits.

(9)	Mr. McCarthy joined the Company on April 19, 2021 as Interim Chief Executive Officer. Mr. McCarthy's last day in his term as Interim Chief Executive Officer was May 31, 2022.
(10)	The amount reported for 2022 represents Mr. McCarthy's base salary of $675,000 from January 1, 2022 until his termination on May 31, 2022.
(11)
The amount reflects a cash bonus of $250,000 that the Company agreed to pay Mr. McCarthy in connection with his departure from the Company in recognition of his contribution to the Company during his tenure. The cash bonus was paid on June 10, 2022.

(12)	The amount reported for 2022 includes: $51,923 in vacation benefits paid upon Mr. McCarthy’s termination, $13,408 in 401-K contributions and $28,235 in medical and life insurance benefits.
(13)	The amount reported for 2021 represents Mr. McCarthy's base salary of $675,000 from his hire date of April 19, 2021 to December 31, 2021.
(14)	The amount reported for 2021 includes: $8,700 in 401-K contributions and $1,334 in life insurance benefits.
(15)	Mr. Krallman joined the Company on June 28, 2021 as Chief Financial Officer.
(16)	The amount reported for 2022 represents Mr. Krallman’s base salary of $325,000 from January 1, 2022 to December 31, 2022.
(17)	The amount reported for 2022 reflects Mr. Krallman’s $275,000 annual cash incentive compensation earned for 2022 performance, which as been accrued and pending payment as of April 30, 2023.
(18)
The amount reported for 2022 includes: $60,000 for supplemental living expenses related to Mr. Krallman’s employment in the U.S. Virgin Islands, $10,000 in 401-K contributions and $34,321 in medical and life insurance benefits.

(19)	The amount reported for 2021 represents Mr. Krallman’s base salary of $325,000 from his hire date of June 28, 2021 to December 31, 2021.
(20)
The amount reported for 2021 represents Mr. Krallman's $200,000 signing bonus, and equity inducement grants consisting of 5,000 shares of service-based restricted stock with a grant date fair value of $98,177, which was determined based on the average of the high and low sales price of our common stock on the date of the grant. Mr. Krallman's signing bonus was paid pursuant to his employment agreement as described under “Employment Agreements.”

(21)
Pursuant to Mr. Krallman’s employment agreement, he is entitled to an annual cash incentive compensation of $275,000. The Compensation Committee of the Company agreed to bifurcate the payment into a cash payment of $100,000 and a preferred dividend of $175,000. The amount reported for 2021 reflects $100,000 in annual cash incentive compensation paid on June 8, 2022.

(22)
The amount reported for 2021 includes: $175,000 preferred stock dividends on 1,000 shares Preferred Stock Series O paid on December 29, 2022, which the Compensation Committee approved as payment in lieu of a cash payment of Mr. Krallman’s annual cash incentive compensation pursuant to his employment agreement. In addition, the amount reported for 2022 includes $30,000 for supplemental living expenses relating to Mr. Krallman’s employment in the U.S. Virgin Islands, $4,720 in 401-K contributions, and $9,425 in medical and life insurance benefits.

(23)	Mr. Sullivan joined the Company on September 20, 2021 as General Counsel and Chief Compliance Officer and resigned on March 6, 2023.
(24)	The amount reported for 2022 represents Mr. Sullivan’s base salary of $450,000 from January 1, 2022 to December 31, 2022.
(25)
The amount reported for 2022 represents Mr. Sullivan’s Other Compensation from housing allowance while in the USVI of $40,000, 401-K contributions of $18,150 and medical and life insurance benefits of $54,606.

(26)	The amount reported for 2021 represents Mr. Sullivan’s base salary of $450,000 from his hire date of September 20, 2021 to December 31, 2021.
(27)
The amount reported for 2021 represents Mr. Sullivan’s signing bonus of $100,000, and equity inducement grants consisting of 3,000 shares of service-based restricted stock with a grant date fair value of $74,475, which was determined based on the average of the high and low sales price of our common stock on the date of the grant. Mr. Sullivan's signing bonus was paid pursuant to his employment agreement as described under “Employment Agreements.”

(28)	The amount reported for 2021 reflects $250,000 in annual cash incentive compensation earned for 2021 performance and paid to Mr. Sullivan on June 8, 2022.
(29)
The amount reported for 2021 includes: $15,000 for supplemental living expenses relating to Mr. Sullivan’s employment in the U.S. Virgin Islands, $2,379 in 401-K contributions, and $14,509 in medical and life insurance benefits.

(30)
Mr. Chatterjee joined the Company on January 13, 2020 as Co-Chief Executive Officer, and upon resignation of Mr. Ellison on December 29, 2020, became the sole Chief Executive Officer of the Company. Mr. Chatterjee was terminated for cause on April 16, 2021.

(31)	The amount reported for 2021 represents Mr. Chatterjee's base salary of $675,000 from January 1, 2021 until his termination on April 16, 2021.
(32)	The amount reported for 2021 represents 60,606 shares of restricted stock granted to Mr. Chatterjee. This stock had a weighted average grant date fair value per share of $26.25 and vested immediately.
(33)
The amount reported for 2021 includes: $27,193 for supplemental living expenses relating to Mr. Chatterjee’s employment in the U.S. Virgin Islands, $8,700 in 401-K contributions, and $17,552 in medical and life insurance benefits.

(34)	Mr. Moltke-Hansen served as Chief Financial Officer from January 1, 2021 until his resignation on April 24, 2021.
(35)	The amount reported for 2021 represents Mr. Moltke-Hansen’s base salary of $250,000 from January 1, 2021 until his resignation on April 24, 2021.
(36)
The amount reported for 2021 represents Mr. Moltke-Hansen’s $250,000 signing bonus, and (a) 8,523 shares of restricted stock granted to Mr. Moltke-Hansen, which had a weighted average grant date fair value per share of $26.25 and vested immediately and (b) equity inducement grants consisting of 5,000 shares of service based restricted stock with a grant date fair value of $96,450, which was determined based on the average of the high and low sales price of our common stock on the date of the grant. Mr. Moltke-Hansen forfeited all of his service-based restricted stock upon his resignation without good reason.

(37)	The amount reported for 2021 includes: $8,700 in 401-K contributions and $7,469 in medical and life insurance benefits.
(38)	Mr. Singer served as General Counsel and Secretary from January 1, 2021 until his resignation on April 23, 2021.
(39)	The amount reported for 2021 represents Mr. Singer’s base salary of $250,000 from January 1, 2021 until his resignation on April 23, 2021.
(40)
The amount reported for 2021 represents Mr. Singer's $350,000 signing bonus, and (a) 9,470 shares of restricted stock granted to Mr. Singer, which had a weighted average grant date fair value per share of $26.25 and vested immediately and (b) equity inducement grants consisting of 5,000 shares of service-based restricted stock with a grant date fair value of $96,450, which was determined based on the average of the high and low sales price of our common stock on the date of the grant. Mr. Singer forfeited all of his service-based restricted stock up on his resignation without good reason.

(41)	The amount reported for 2021 includes: $10,335 in 401-K contributions and $2,926 in medical and life insurance benefits.
Elements of Compensation
Compensation Philosophy. We employ a number of practices that reflect our pay-for-performance compensation philosophy and related approach to executive compensation. We believe that our executive compensation program encourages and motivates our executive officers to achieve sustainable, long-term operating financial performance and aligns with the creation of long-term stockholder value.
Our compensation philosophy is best described as pay-for-performance, which rewards both financial and operational successes as well as actions that drive stockholder value creation. The following are the objectives of our compensation program:
•	attracting and retaining qualified and dedicated executives who are essential to our long-term success;
•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including our competitors;
•	tying a significant portion of an executive officer’s compensation to the Company’s and the individual’s performance; and
•	aligning the interests of management with the interests of our stockholders through stock-based compensation arrangements.
In 2022, the current compensation package for our NEOs consisted of base salary and annual cash incentive compensation, as well as certain restricted stock awards. This compensation structure was developed in order to provide each NEO with a competitive salary while emphasizing a cash incentive compensation element that is tied to the achievement of corporate goals and strategic initiatives as well as individual performance. Our compensation programs are structured to motivate and reward our executives to increase stockholder value and provide balanced incentives for achieving our objectives without incentivizing executives to take excessive risks. The Compensation Committee also may, from time to time, grant equity compensation awards to the NEOs in order to further align their interests with AAMC’s stockholders. We believe that the following elements of compensation are appropriate in light of our strategic initiatives, industry, current challenges and environment.
The following highlights practices that we utilize in support of our pay-for-performance philosophy:
What We Do
•	align executive pay with Company performance;
•	establish performance metrics that correlate to stockholder value creation;
•	mitigate undue risk in compensation programs;
•	include meaningful vesting periods on equity awards;
•	establish a performance gate that must be achieved as a condition to any payout of short-term incentive compensation;
•	set maximum payout limits on all variable, performance-based compensation programs;

•	utilize an independent compensation consultant when deemed necessary by the Compensation Committee; and
•	provide reasonable post-employment/change in control provisions in employment/separation agreements.
What We Don’t Do
•	reprice underwater stock options;
•	exchange underwater stock options for cash;
•	grant multi-year guaranteed bonuses;
•	provide excessive perquisites; or
•	permit hedging, pledging or short-sale transactions by our executive officers and directors.
Base Salary. Base salaries for our NEOs are established based on individual qualifications and job responsibilities while taking into account compensation levels at similarly situated companies for similar positions.
Base salaries of the NEOs are expected to be reviewed annually during the performance appraisal process with adjustments made based on market information, internal review of the executive officer’s compensation in relation to other officers, the individual performance of the executive officer and our corporate performance. Salary levels are also considered upon a promotion or other change in job responsibility. Salary adjustment recommendations will be based on our overall performance and an analysis of compensation levels necessary to maintain and attract quality personnel. The Compensation Committee will set the base salary for the Chief Executive Officer and approve the base salaries for all other NEOs.
Annual Cash Incentive Compensation. Pursuant to our annual incentive philosophy, our executives can earn cash awards as determined by the Compensation Committee. Our philosophy provides the Compensation Committee and our management with the authority to establish incentive award guidelines, which are further discussed below.
Equity Awards. The Company adopted the 2020 Equity Incentive Plan, which superseded the 2012 Equity Incentive Plan (together with the 2012 Equity Incentive Plan, the “Equity Incentive Plans”), to afford an incentive to officers, non-employee directors, employees, advisors and consultants of the Company and its affiliates to continue as officers, non-employee directors, employees, advisors or consultants, to increase their efforts on behalf of AAMC and to promote the success of AAMC’s business. From time to time, the Compensation Committee, as administrator, grants awards to our NEOs in addition to their annual cash incentive compensation. Our Compensation Committee reviews and determines the appropriate equity awards to be used that align with our business needs, our pay-for-performance philosophy and the practices of our peer group.
Employee Relocation Program. In order to enable us to recruit top talent and incentivize key personnel to relocate, we offer a relocation package to individuals who relocate to the U.S. Virgin Islands (the “Employee Relocation Program”). The Employee Relocation Program includes relocation benefits such as moving expenses, home sale support, a housing allowance, payment of applicable children’s school tuition fees and payment of “home leave” travel for return trips to the continental United States, in each case subject to certain limits and exceptions. Upon a participant’s departure after at least one year of service or termination without cause, such participant is eligible to receive reimbursement for relocation costs back to the continental United States. We believe that our Employee Relocation Program is necessary to attract and retain talent that is critical to our success.
2022 Compensation Determinations
Under AAMC’s annual cash incentive compensation plan, our NEOs can earn cash incentive compensation awards as determined by the Compensation Committee. The Compensation Committee and management have the authority to establish incentive compensation award guidelines. Each NEO has a targeted annual cash incentive award that is expressed as a percentage of his or her annual cash total target compensation. In 2022, 100% of the total annual cash target compensation was payable to our NEOs upon achievement of certain Company and individual performance levels with the exception of the 2022 annual cash incentive to Mr. Sullivan per the Separation Agreement.
Our annual incentive-based cash compensation is structured to motivate executives to achieve key performance objectives by rewarding the executives for such achievement. We seek to accomplish this by utilizing a balanced methodology that incorporates multiple financial and non-financial performance objectives developed through our annual strategic planning process. The annual incentive-based cash compensation can be distributed as a cash payment or as a preferred stock dividend which is offered to employees based in the USVI.
For 2022, corporate goals were developed by our Compensation Committee and included targets pertaining to (a) building out the initial operations of the Alternative Lending Group, (b) attempting to restructure the $250 million Series A Preferred Stock for the benefit of the common shareholders, (c) building and retaining a strong management team to acquire or build the future business lines of AAMC, and (d) continuing to maintain the EDC status of the company as domiciled in the USVI.
2022 Equity Awards
On May 12, 2022, we granted 22,500 shares of restricted stock to management with a weighted average grant date fair value per share of $9.89. The restricted stock units will vest in three equal annual installments on May 12, 2023, 2024, and 2025 subject to forfeiture or acceleration.
2021 Equity Awards
On September 20, 2021, we granted 3,000 shares of restricted stock to management with a weighted average grant date fair value per share of $24.83. 1,000 shares of this grant vested on September 20, 2022. The vesting of the additional 2,000 restricted stock units were accelerated to March 9, 2023 per the Separation Agreement.
On June 28, 2021, we granted 5,000 shares of restricted stock to management with a weighted average grant date fair value per share of $19.64. 1,667 shares of this grant vested on June 28, 2022. The remaining restricted stock units will vest in two equal annual installments on June 28, 2023 and 2024 subject to forfeiture or acceleration.
In determining the awards for our NEOs, the Compensation Committee considered the valuable and substantial contributions they had made to achieving AAMC’s strategic objectives, the importance to the Company of retaining and incentivizing them and the desire to have their cash compensation reduced and converted into the restricted stock awards so that the benefits of such grants only would be realized if the Company’s stock price were to increase.
Stock Ownership Policies
Although we do not have stock ownership requirements, our philosophy is that equity ownership by our Directors and executives is important to attract, motivate, retain and to align their interests with the interests of our stockholders. The Compensation Committee believes that our various equity incentive plans are adequate to achieve this philosophy. We also maintain an insider trading policy detailing our trading window period for Directors, executive officers and other employees.
Other Compensation
The Compensation Committee’s policy with respect to other employee benefit plans is to provide benefits to our employees, including executive officers, that are comparable to benefits offered by companies of a similar size to ours. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.
Employment Agreements
Jason Kopcak, Chief Executive Officer
In accordance with his employment agreement, Mr. Kopcak is entitled to an annual base salary of $575,000, an annual bonus of $575,000, and participation in employee benefit programs of the Company on the same terms as other similarly situation employees. In addition, Mr. Kopcak will receive a $250,000 signing bonus (subject to 100%, 66.67% or 33.33% recoupment if Mr. Kopcak terminates his employment without Good Reason (as defined in the Employment Agreement) or the Company terminates Mr. Kopcak for Cause (as defined in the Employment Agreement) during the first, second or third years of employment, respectively). For the avoidance of doubt, the amounts the Employee is required to repay pursuant to the preceding sentence are the entire amount of the Signing Bonus paid by the Company, or (66.67%) or (33.33%) of such amount less any taxes paid by the Employee. Mr. Kopcak will receive a one-time equity award grant of 22,500 restricted shares of Company common stock, which will vest in three equal installments on the first three anniversaries of the Start Date. In the event Mr. Kopcak's employment is terminated by the Company without Cause or he resigns for Good Reason he would be entitled to, among other things, a separation payment in the amount of one-half of his annual base salary, one-half of his target annual bonus and accelerated vesting of his restricted shares.
The Employment Agreement contains customary covenants on non-competition (for 12 months if termination is for Cause or without Good Reason), non-solicitation of employees (for 12 months) and non-solicitation of customers (for 12 months) by Mr. Kopcak and requires that all disputes be determined by binding arbitration.
Stephen R. Krallman, Chief Financial Officer
In accordance with his employment agreement, Mr. Krallman is entitled to receive an annual base salary of $325,000, with reduction in salary only as part of an across the board reduction in base salary of AAMC’s executives which is no more than 20%. Upon his relocation to the U.S. Virgin Islands, Mr. Krallman has received a housing allowance of $5,000 per month for living expenses. His annual target incentive bonus is $275,000, subject to Compensation Committee approval. Mr. Krallman received a cash signing bonus of $200,000 subject to an obligation to repay 100% of the signing bonus if terminated by the Company for Cause (as defined in his employment agreement) or without Good Reason (as defined in his employment agreement) within the first year following June 28, 2021 or 50% of such signing bonus if terminated by the Company for Cause or without Good Reason during the second year following June 28, 2021. Mr. Krallman received an initial equity award of 5,000 service-based restricted shares under the guidelines of the 2020 Equity Incentive Plan. The restricted shares will vest annually over a three-year period following the date of grant. He is eligible to participate in the Company’s health, life insurance, disability, retirement and other welfare plans on the same terms available to other senior executives. Upon termination of employment, Mr. Krallman will be eligible to receive accrued salary and benefits payable through the date of termination. He will be subject to customary confidentiality and non-disparagement obligations, as well as a twelve-month obligation not to solicit clients, customers or employees. In addition, if his employment is terminated by the Company for Cause or by Mr. Krallman without Good Reason, he will be subject to a twelve- month non-competition obligation. If his employment is terminated by the Company without Cause or by Mr. Krallman for Good Reason, Mr. Krallman will be entitled to receive severance equal to the sum of half his annual base salary and half his annual target bonus, payable in a lump sum 60 days after his termination date, and accelerated vesting of his equity awards (except as prohibited by the 2020 Equity Incentive Plan), in each case, subject to his execution of a customary release, providing, among other things, confirmation of his confidentiality, non-disparagement and non-solicitation obligations.
Kevin F. Sullivan, Former General Counsel, Corporate Secretary
In accordance with his employment agreement, Mr. Sullivan was entitled to receive an annual base salary of $450,000 and an annual target incentive bonus of $250,000. Mr. Sullivan received an initial equity award of 3,000 service-based restricted shares under the guidelines of the 2020 Equity Incentive Plan which were to vest over a three-year period following the date of the grant. He was eligible to participate in the Company’s health and other welfare benefit plans on the same terms available to other senior executives.
On March 6, 2023, Mr. Sullivan resigned. Mr. Sullivan executed a Notice of Termination, Separation and General Release Agreement (“Separation Agreement”) on March 9, 2023, whereby certain terms of Mr. Sullivan’s employment contract were modified. Per the Separation Agreement, in 2023, Mr. Sullivan shall receive an aggregate payment of $350,000, which shall consist of (i) an amount equal to $225,000, plus (ii) an amount equal to one-half (0.5) times Mr. Sullivan’s annual target incentive or $125,000, (iii) reimbursement of 100% of the COBRA premiums incurred for Mr. Sullivan and his dependents under the Company’s health plan for six months following his termination date, (iv) waiver of the obligation for Mr. Sullivan to repay the signing bonus, and (v) acceleration of the vesting of any unvested restricted shares. Mr. Sullivan is subject to customary confidentiality and non-disparagement obligations.
Thomas K. McCarthy, Interim Chief Executive Officer
In accordance with his amended employment agreement, Mr. McCarthy was entitled to receive an annual base salary of $675,000. He was eligible to participate in the Company’s health and other welfare benefit plans on the same terms available to other senior executives. Upon termination of employment, Mr. McCarthy was eligible to receive only amounts accrued and unpaid as of the date of termination. He is subject to customary confidentiality and non-disparagement obligations.
Mr. McCarthy’s last day in his term as Interim Chief Executive Officer was May 31, 2022. On May 17, 2022, the Company entered into an amendment to his employment agreement, wherein the Company agreed to pay

Mr. McCarthy a bonus of $250,000 in recognition of his contribution to the Company during his tenure as Interim Chief Executive Officer subject to Mr. McCarthy releasing the Company from all claims arising from his employment and the termination of his employment with the Company, effective May 31, 2022.
Each of our executives during the 2022 calendar year had executed an Employee Intellectual Property and Confidentiality Agreement at the time they joined AAMC that contains covenants to maintain our confidential information and that all developments by such executive shall be our property.
Preferred Stock Plan
Following stockholder approval at the 2016 Annual Meeting of Stockholders, we implemented AAMC's 2016 Employee Preferred Stock Plan (the “Preferred Stock Plan”). The Preferred Stock Plan authorizes the grant of restricted non-voting Preferred Stock to AAMC's U.S. Virgin Islands employees. The Preferred Stock Plan was created to induce certain employees to relocate and work in the U.S. Virgin Islands, remain in the employ of AAMC and provide additional incentive to promote the success of AAMC. On December 30, 2022, our Board of Directors authorized the acquisition of 1,000 shares of Series N Preferred Stock by Mr. Kopcak at $10.00 per share and 1,000 shares of Series O Preferred Stock by Mr. Krallman at $10.00 per share. In December 2022, the Company declared and paid dividends on the Preferred Stock held by Messrs. Kopcak and Krallman. Details regarding the dividends paid to Messrs. Kopcak and Krallman are set forth in the footnotes to the “Other Compensation” column of the “Summary Compensation Table” above. Because Mr. Sullivan was not located in the U.S. Virgin Islands, he was not eligible to participate in the Preferred Stock Plan.
Potential Payments upon Termination or Change in Control
The termination benefits payable to our current NEOs are described above under “Employment Agreements.”
The Compensation Committee may in its discretion revise, amend or add to the benefits of each executive officer. None of our executive officers currently has an arrangement in which they would be entitled to a payment on a change of control of AAMC, other than payments for termination described above to the extent the surviving party in a change of control transaction assumes the employment arrangements described above.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2022 with respect to compensation plans under which our equity securities are authorized for issuance (other than the 2016 Employee Preferred Stock Plan):
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders:

2020 Equity Incentive Plan	—	$—	51,217

Equity Compensation Plans Not Approved by Security Holders:

Option Award Agreement and Restricted Stock Award Agreement	—	—	40,000
Total	—	$—	91,217
The Equity Incentive Plans allow for grants to be made in a number of different forms, including but not limited to options, restricted stock, restricted stock units and stock appreciation rights. Other than the grant of these options, we have granted restricted shares of common stock under the 2020 Equity Incentive Plan. We have also issued shares of common stock to our non-management Directors in connection with their service on our Board as described above in “Director Compensation.”

During 2022, 22,500 restricted shares were issued with a weighted average grant date value per share of $9.89. These shares of service-based restricted stock awards were granted either as inducement awards or under our Equity Incentive Plans to members of management. These grants will vest in three equal installments based on the grant dates(s), subject to forfeiture or acceleration.
During 2021, 8,000 restricted shares were issued with a weighted average grant date value per share of $21.58. These shares of service-based restricted stock awards were granted either as inducement awards or under our Equity Incentive Plans to members of management. Of the 8,000 shares issued, 2,667 shares vested in 2022, 2,000 vested in March 2023 due to vesting acceleration, with the remaining 3,333 shares to vest in two equal annual installments based on the grant date(s), subject to forfeiture or acceleration.
During 2021, 5,850 options were exercised at a weighted average price of $4.36. As of December 31, 2022, we had no outstanding options.
2016 Employee Preferred Stock Plan
On May 26, 2016, the 2016 Employee Preferred Stock Plan (the “Employee Preferred Stock Plan”) was approved by our stockholders. Pursuant to the Employee Preferred Stock Plan, the Company may grant one or more series of non-voting preferred stock, par value $0.01 per share, in the Company to induce certain employees to become employed and remain employees of the Company in the USVI, and any of its future USVI subsidiaries, to encourage ownership of shares in the Company by such USVI employees and to provide additional incentives for such employees to promote the success of the Company’s business.
Pursuant to our stockholder approval of the Employee Preferred Stock Plan, on December 29, 2016, the Company authorized 14 additional series of preferred stock of the Company, consisting of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock, and each series shall consist of up to an aggregate of 1,000 shares.
We have issued shares of preferred stock under the Employee Preferred Stock Plan to certain of our USVI employees. These shares of preferred stock are mandatorily redeemable by us in the event of the holder's termination of service with the Company for any reason. At December 31, 2022 and 2021, we had 3,200 and 1,200 and shares outstanding, respectively. In 2022, Mr. Kopcak and Mr. Krallman each had been issued 1,000 shares of preferred stock.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022:
Name	STOCK AWARDS
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Stephen R. Krallman	3,333(2)	$67,493
Kevin F. Sullivan	2,000(3)	40,500
Jason Kopcak	22,500(4)	455,625
(1)
Represents the fair market value of the restricted shares as of December 31, 2022, based on the closing price of AAMC’s common stock, as quoted on NYSE American, of $20.25 per share on December 31, 2022.

(2)	Mr. Krallman's inducement restricted stock awards are subject to service-based vesting requirements and have or will vest ratably on each of June 28, 2023, and 2024.
(3)	The vesting of Mr. Sullivan's inducement restricted stock awards were accelerated to March 9, 2023 per the Separation Agreement.
(4)	Mr. Kopcak's inducement restricted stock awards are subject to service-based vesting requirements and have or will vest ratably on each of May 12, 2022, 2023, and 2024.
Option Exercises
There were no outstanding options for NEOs for the year ended December 31, 2022.

Pay versus Performance
The following table shows the past two (2) fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (TSR), and our net income (loss).
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2022 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. For purposes of the disclosure below, no pension valuation adjustments were required.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($) (in thousands)(5)
2022	$2,110,651	$2,121,450	$633,494	$648,193	$85.88	$(15,934)
2021	$2,329,688	$1,615,955	$703,779	$682,222	$75.91	$(6,004)
(1)
For 2022, Jason Kopcak and Thomas K. McCarthy were our principal executive officers (“PEO”) and our non-PEO NEOs for 2022 were Stephen R. Krallman and Kevin F. Sullivan. For 2021, our PEOs were Thomas K. McCarthy and Indroneel Chatterjee and our non-PEO NEOs were Stephen R. Krallman, Kevin F. Sullivan, Christopher Moltke-Hansen and P. Graham Singer.

(2)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:
Adjustments to Determine Compensation Actually Paid to PEO	2022	2021
Deduction for amounts reported under the Stock Awards column of the SCT	$(222,413)	$(1,591,208)
Stock awards vested in current year	—	1,853,408
Increase in the fair value of awards granted during the year that vest during the year	233,212	185,200
Deduction of fair value of awards granted prior to year that were forfeited during the year	—	(1,161,133)
Total Adjustments	$10,799	$(713,733)
(3)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our non-PEO NEOs:
Adjustments to Determine Compensation Actually Paid to Non-PEO NEOs	2022	2021
Deduction for amounts reported under the Stock Awards column of the SCT	$—	$(209,490)
Stock awards vested in current year	$28,779	$236,158
Increase/deduction for change in fair value from prior year-end to current year-end awards granted prior to year that were outstanding and unvested as of year-end	$(3,551)	$—
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to the year that vested during year	$(10,573)	$—
Deduction of fair value of awards granted prior to year that were forfeited during the year	$—	$(48,225)
Total Adjustments	$14,655	$(21,557)
(4)	Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in AAMC common stock on December 31, 2020.
(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
Compensation Actually Paid and Net Income (Loss). Due to the nature of our Company’s consolidated financial statements and historical focus on asset management services, our Company has not historically utilized net income (loss) as a performance measure for our executive compensation program. From 2021 to 2022, our net loss increased and the Compensation Actually Paid our PEO and Non-PEO NEOs also decreased between those years.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”). The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the period covering fiscal years 2021 and 2022. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEOs’ interests with those of our shareholders to maximize long-term value and encourages long-term employment.

Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.
Recoupment/Clawback Policies
The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under GAAP and SEC rules. We acknowledge the SEC’s new Rule 10D-1 regarding clawback policies and the NYSE’s Proposed NYSE Manual Section 303A.14. Once final, we will comply accordingly.
Compensation Committee Report
Our Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with management of the Company. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.
Compensation Committee:
John A. Engerman, Chair
Charles L. Frischer, Director
Ricardo C. Byrd, Director

PROPOSAL 2 - TO APPROVE THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES
The Board has approved an amendment to Company’s Amended and Restated Articles of Incorporation (the “Share Increase Amendment Proposal”) to increase the number of authorized shares of common stock from 5 million to 10 million shares. The additional shares of common stock authorized for issuance by the Share Increase Amendment Proposal would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding. Provided shareholders approve the Share Increase Amendment Proposal, the increase in number of shares would be authorized for issuance but would initially remain unissued until such time as the Board approves a specific issuance of shares.
The amendment to the Company’s Amended and Restated Articles of Incorporation will not, by itself, have an immediate dilutive effect on current shareholders. However, if the Share Increase Amendment Proposal is approved, unless otherwise required by applicable law or stock exchange rules, the Board will be able to issue the additional shares of common stock from time to time in its discretion without further action or authorization by shareholders.
Currently, the Board plans, subject to shareholder approval of the Share Increase Amendment Proposal, to implement a two for one forward stock split of the Company’s Common Stock as a means of enhancing the liquidity and marketability of the Company’s securities in the best interests of shareholders and to allow the Company to meet the requirements of the NYSE American Rule 1003 which requires a Company to have a minimum of 1,100,000 publicly held shares with a minimum value of $15,000,000 and 400 round lot holders. As of March 31, 2023, the Company had 714,033 publicly held shares, which will increase to 1,428,066 shares upon the stock split effective date. The last round lot holder information dated October 26, 2022 indicated 352 round lot holders.
Such stock split would require the Company to have additional authorized shares and therefore, cannot be implemented unless shareholders approve the Share Increase Amendment Proposal, and the Company’s Amended and Restated Articles of Incorporation is subsequently amended to increase the number of authorized shares of the Company’s Common Stock. The stock split, which would result in every one (1) share of the Company common stock being converted into two (2) shares of the Company’s Common Stock, would not have any impact on the voting and other rights of shareholders and would have no impact on The Company’s business operations.
Even if the Share Increase Amendment Proposal is approved by the Company’s shareholders, the Board of Directors may delay or abandon the forward stock split at any time prior to the effective time of the forward stock split if the Board of Directors determines that the forward stock split is no longer in the best interests of the Company or its shareholders. The stock split will be effected at a date to be determined by the Board, but not before or until receipt of shareholder approval and the effective date of the Certificate of Amendment as filed with the Corporations & Trademarks Division of the Office of the Lieutenant Governor of the United States Virgin Islands.
The Company currently does not intend to issue new shares in addition to the proposed forward stock split, but the increase in authorized shares would also provide the Company with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with other corporate purposes. For example, the Company could use unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities to help us continue to attract, retain and motivate highly qualified management and key personnel. Additional authorized but unissued shares could also enable the Company to take advantage of market conditions, more favorable financing and for other strategic opportunities should they arise.
Pursuant to the laws of United States Virgin Islands, the Board must adopt any amendment to our Amended and Restated Articles of Incorporation and submit the amendment to shareholders for adoption and approval.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
THE SHARE INCREASE AMENDMENT PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS
SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION WILL BE APPROVED IF THE AFFIRMATIVE
VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.
(PROPOSAL 2 ON YOUR PROXY CARD)

Potential Anti-Takeover Effect
The SEC requires disclosure and discussion of the effects of any action, including the proposal discussed herein, that may be used as an anti-takeover mechanism. An increase in the number of authorized shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to affect a takeover or otherwise gain control of the Company because the issuance of additional common stock would dilute the voting power of the common stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid, which our Board determines not to be in our best interests and those of our shareholders. Although the Share Increase Amendment Proposal has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that the effect of the amendment could facilitate future attempts by us to oppose changes in control, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect the Company’s business or the trading price of the common stock.
Vote Required
Pursuant to the Company’s Bylaws, the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Share Increase Amendment Proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal 2. Broker non-votes, if any, will not be counted as votes cast and will not affect the outcome of this Proposal 2. Because approval of this Proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting, an abstention with respect to the approval of the Share Increase Amendment Proposal will have the same effect as a vote “Against” such Proposal.
The Proposed Amendment
This general description of this Proposal is qualified in its entirety by reference to the text of the amendment set forth below in this Proposal for the increase of the total number of authorized shares of common stock. If this Proposal is approved by shareholders, it will become effective upon the filing of a Certificate of Amendment with the Corporations & Trademarks Division of the Office of the Lieutenant Governor of the United States Virgin Islands which, the Company would intend to file promptly following the shareholder vote at the Annual Meeting. If this Proposal is not approved, the Amended and Restated Articles of Incorporation will continue to allow for the authorization of 5,000,000 shares of common stock. The Board reserves its right to elect not to proceed with and abandon the Share Increase Amendment Proposal if it determines, in its sole discretion at any time, that such amendment is no longer in the best interests of our shareholders.
The first paragraph of Article IV, Section B of the Amended and Restated Articles of Incorporation shall be amended and restated to read in its entirety as follows if shareholders vote to approve this Proposal:
“B. Authorized Stock
The total number of shares of stock that the Corporation is authorized to issue is Eleven Million (11,000,000), of which Ten Million (10,000,000) are shares of common stock at $0.01 par value per share the (“Common Stock”), and One Million (1,000,000) are shares of preferred stock at $0.01 par value per share consisting of Two Hundred Fifty Thousand (250,000) Series A Convertible Preferred Stock, $0.01 par value per share (“Series A Convertible Preferred Stock”), One Thousand (1,000) shares of Series B Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), One Thousand (1,000) shares of Series C Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), One Thousand (1,000) shares of Series D Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), One Thousand (1,000) shares of Series E Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), One Thousand (1,000) shares of Series F Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), One Thousand (1,000) shares of Series G Preferred Stock, $0.01 par value per share (“Series G Preferred Stock”), One Thousand (1,000) shares of Series H Preferred Stock, $0.01 par value per share (“Series H Preferred Stock”), One Thousand (1,000) shares of Series I Preferred Stock, $0.01 par value per share (“Series I Preferred Stock”), One Thousand (1,000) shares of Series J Preferred Stock, $0.01 par value per share (“Series J Preferred Stock”), One Thousand (1,000) shares of Series K Preferred Stock, $0.01 par value per share (“Series K Preferred Stock”), One Thousand (1,000) shares of Series L Preferred Stock, $0.01 par value per share (“Series L Preferred Stock”), One Thousand (1,000) shares of Series M Preferred Stock, $0.01 par value per share (“Series M Preferred Stock”), One Thousand (1,000) shares of Series N Preferred Stock, $0.01 par value per share (“Series N Preferred Stock”), and One Thousand (1,000) shares of Series O Preferred Stock, $0.01 par value per share (“Series O Preferred Stock”, with Series A Convertible Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, and Series N Preferred Stock collectively referred to herein as “Preferred Stock”).”
The remainder of Article IV will remain in full force and effect.

PROPOSAL 3 - TO APPROVE THE AMENDMENT OF THE 2020 EQUITY INCENTIVE PLAN
Stockholders are being asked to approve an amendment and restatement (the “Amendment”) of the Altisource Asset Management Corporation 2020 Equity Incentive Plan (the “2020 Equity Plan”). Our Board approved the Amendment on June 5, 2023, subject to, and to be effective upon, the approval of the Amendment by our stockholders at the 2023 Annual Meeting. The Amendment provides for the increase in both the aggregate number of shares of common stock that may be issued under the 2020 Equity Plan and an increase in the number of shares of common stock that may be issued under the 2020 Equity Plan in respect of incentive stock options, from 185,000 shares to 485,000 shares. The current number of shares of common stock remaining available for issuance under the 2020 Equity Plan has become insufficient to meet our future needs for attracting, motivating and retaining employees in a competitive market for talent. A copy of the 2020 Equity Plan as amended and restated is attached as Appendix A to this Proxy Statement, and is incorporated by reference herein.
We are requesting that shareholders approve the proposed Amendment of the 2020 Equity Plan. If this proposal is approved by our stockholders at the 2023 Annual Meeting, the Amendment providing for the additional 300,000 shares will become effective on the date of the 2023 Annual Meeting. If stockholders do not approve the Amendment of the 2020 Equity Plan, the proposed 300,000 additional shares will not become available for issuance under the 2020 Equity Plan. All other existing provisions of the 2020 Equity Plan remain in effect. In such event, the Board will consider whether to adopt alternative arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the 2020 Equity Plan pursuant to the Amendment is reasonable, appropriate, and in the best interests of our stockholders.
As of May 23, 2023, there were 26,904 shares outstanding under unvested restricted stock awards under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of May 23, 2023. As of May 23, 2023, there were 91,217 shares of common stock remaining available for new awards under our equity compensation plans.
Summary of the Material Features of the 2020 Equity Plan, as amended and restated by the proposed Amendment
The 2020 Equity Plan has a number of features intended to address stockholder concerns related to equity plans, including:
•
Aggregate Share Limit. The maximum number of shares of common stock to be issued under the 2020 Equity Plan is 485,000. Shares that are forfeited, cancelled or otherwise terminated (other than by exercise) under the 2020 Equity Plan, the Altisource Asset Management Corporation 2012 Equity Incentive Plan and the Altisource Asset Management Corporation 2012 Special Equity Incentive Plan will be added back to the reserved pool under the 2020 Equity Plan. Shares we reacquire on the open market will not be added to the reserved pool under the 2020 Equity Plan.

•
Awards permitted under the Plan. The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted.

•
Awards subject to forfeiture/clawback. Awards granted under the 2020 Equity Plan are subject to recoupment in accordance with any clawback policy that the Company adopts, as may be in effect from time to time.

•
No discounted stock options. Apart from limited exceptions, all stock options granted under the 2020 Equity Plan must have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date the stock option is granted.

•	No repricing without stockholder approval. Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.
•
Non-Employer director compensation. The value of all awards awarded under the 2020 Equity Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $300,000.

•	Dividends and dividend equivalent rights. Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award.

•
Administration by independent committee. The 2020 Equity Plan is administered by the members of the Board or compensation committee of the Board (the “Compensation Committee”), all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the listing standards of The NYSE.

•	Amendments. Any material amendment to the 2020 Equity Plan is subject to approval by our stockholders.
Based solely on the closing price of our common stock as reported by the NYSE on May 23, 2023 and the maximum number of shares that would have been available for awards as of such date under the 2020 Equity Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2020 Equity Plan is $8,939,266.
Rationale for Share Increase
The 2020 Equity Plan has only a limited number of shares 91,217 shares as of May 23, 2023 available for future grant and is critical to our ongoing effort to build stockholder value. If the Amendment is not approved by stockholders, our ability to attract, motivate and retain highly qualified talent would be materially curtailed and we would be forced to use more of our cash resources for compensation purposes. Equity incentive awards are an important component of our executive and non-executive employees’ compensation, and the Contingent Grant (discussed below under the heading “New Plan Benefits Table”) is a critical component of our CEO’s compensation plan. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified officers and employees necessary for our continued growth and success.
The Compensation Committee will consider our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees and independent directors.
Our Compensation Committee determined the size of the increase in the number of shares of common stock available that may be issued under the 2020 Equity Plan based on the projected shares required for the Contingent Grant discussed below, projected equity awards to anticipated new hires, projected future annual equity awards to existing officers and employees, projected annual director grants, and an assessment of the magnitude of increase that our investors would likely find acceptable. We anticipate that if our request to increase the size of the reserved pool under the 2020 Equity Plan is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next three years.
Summary of the 2020 Equity Plan, as amended and restated by the proposed Amendment
The following description of the 2020 Equity Plan, as amended and restated by the proposed Amendment, is a summary only and is qualified in its entirety by reference to the complete text of the 2020 Equity Plan and Amendment. Stockholders are urged to read the actual text of the 2020 Equity Plan, as amended and restated by the proposed Amendment, in its entirety, which is attached hereto as Appendix A.
Administration. The 2020 Equity Plan is administered by our Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Equity Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company, including our Chief Executive Officer, the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and are not members of the delegated committee, subject to certain limitations and guidelines. Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.
Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2020 Equity Plan, subject to the discretion of the administrator. As of May 23, 2023, approximately 5 individuals were eligible to participate in the 2020 Equity Plan, which includes 2 executive officers, 0 employees who are not executive officers, 3 non-employee directors, and 0 consultants. There are certain limits on the number of awards that may be granted under the 2020 Equity Plan. For example, no more than 485,000 shares of common stock may be granted in the form of incentive stock options.
Director Compensation Limit. The 2020 Equity Plan provides that the value of all awards awarded under the 2020 Equity Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $300,000.

Stock Options. The 2020 Equity Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) options that do not so qualify. Options granted under the 2020 Equity Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the last reported sale price of the shares of common stock on the NYSE. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2020 Equity Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).
Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2020 Equity Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2020 Equity Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change of Control Provisions. The 2020 Equity Plan provides that upon the effectiveness of a “sale event,” as defined in the 2020 Equity Plan, except as otherwise provided by the Compensation Committee in the award agreement, all awards with time-based conditions will become vested and exercisable upon the sale event, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc. The 2020 Equity Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2020 Equity Plan, to certain limits in the 2020 Equity Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the 2020 Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting; provided, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
Amendments and Termination. The Board may at any time amend or discontinue the 2020 Equity Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2020 Equity Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.
Effective Date of Plan; Term. The 2020 Equity Plan was initially adopted by our Board on September 11, 2020, and subsequently approved by our stockholders and became effective on October 12, 2020. Awards of incentive stock options may be granted under the 2020 Equity Plan until September 11, 2030. No other awards may be granted under the 2020 Equity Plan after October 12, 2030.

Awards Granted under the 2020 Equity Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares subject to awards that have been granted under the 2020 Equity Plan as of May 23, 2023 (including the Contingent Grants described below), even if not currently outstanding.
	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Shares (#)	Number of Shares (#)
Jason Kopcak, Chief Executive Officer	—	—	22,500
Stephen R. Krallman, Chief Financial Officer	—	—	5,000
Thomas K. McCarthy, Former Interim Chief Executive Officer	—	—	0
Kevin F. Sullivan, Former General Counsel and Chief Compliance Officer	—	—	3,000
Indroneel Chatterjee, Former Chief Executive Officer	—	—	60,606
Christopher Moltke-Hansen, Former Chief Financial Officer	—	—	13,523
P. Graham Singer, Former General Counsel and Secretary	—	—	14,470
All current executive officers, as a group	—	—	27,500
All current directors who are not executive officers, as a group	—	—	15,807
Each nominee for election as a director	—	—	15,807
Each associate of any executive officers, current directors or director nominees	—	—	0
Each other person who received or is to receive 5 percent of awards	—	—	0
All current employees who are not executive officers, as a group	—	—	1,610
(1)	Represents the weighted-average exercise price for the group.
U.S. Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the 2020 Equity Plan. It does not describe all federal tax consequences under the 2020 Equity Plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Stock Options. No income is realized by the optionee at the time the non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.
Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.
Restricted Stock. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.
Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the Company’s common stock awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.
Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares.
Cash-Based Awards. The recipient will generally be taxed at ordinary income rates on the amount equal to the cash received.
Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or the Company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction for tax purposes.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2020 Equity Incentive Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2022 with respect to compensation plans under which our equity securities are authorized for issuance (other than the 2016 Employee Preferred Stock Plan):
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(1)	—	—	51,217
Equity Compensation Plans Not Approved by Stockholders(2)	—	—	40,000
Total(2)	—	—	91,217
(1)	Includes our 2020 Equity Plan.
(2)	Includes 40,000 shares reacquired by the Company as outlined in the Form S-8 filed January 29, 2020.
New Plan Benefits Table
On June 5, 2023, contingent on our shareholders approving the Amendment at the Annual Meeting, we granted our Jason Kopcak, our Chief Executive Officer, an award of 101,984 restricted stock units that will vest and be earned by a combination of market-based and service-based vesting criteria (the “Contingent Grant”). The Contingent Grant is intended to provide Mr. Kopcak with a performance-based grant that recognizes the significant shareholder value created since Mr. Kopcak assumed the position of our Chief Executive Officer, and to provide for alignment with shareholders through company ownership, to the extent that stock price is maintained or exceeded over the specified periods. Accordingly, the market-based vesting criteria will only be satisfied (i) with respect to one third of the Contingent Grant if the 20-trading-day average closing price of our shares on December 31, 2026 and 2027 equals or exceeds the 20-trading-day average closing price of our shares on the grant date (as equitably adjusted to reflect stock splits, reverse stock splits, or other changes in our capitalization, the “baseline price”), (ii) with respect to one third of the Contingent Grant if the 20-trading-day average closing price of our shares on December 31, 2027 and 2028 equals or exceeds the baseline price, and (iii) with respect to the remaining one third of the Contingent Grant if the 20-trading-day average closing price of our shares on December 31, 2028 and 2029 equals or exceeds the baseline price. The service-based vesting criteria for the Contingent Grant will be satisfied in three equal installments on each of December 31, 2024, 2025 and 2026, subject to Mr. Kopcak’s continued employment with us. If Mr. Kopcak’s employment is terminated by us without “cause” (as defined in his employment agreement) or by his resignation for “good reason” (as defined in his employment agreement), Mr. Kopcak will receive 12 months acceleration of the service-based vesting criteria, but awards will remain subject to the market-based vesting criteria.
The Contingent Grant is intended to incent and reward our Chief Executive Officer for his continued dedication to our company and the long-term success of our stockholders. However, if stockholders do not approve the Amendment, the Contingent Grant will be cancelled.

The following table includes additional information regarding the Contingent Grant currently contemplated to be made under the 2020 Equity Plan if the Amendment is approved:
2020 Equity Incentive Plan
Name and position	Dollar value ($)(1)	Number of Units(2)
Jason Kopcak, Chief Executive Officer	$8,964,394	101,984
Stephen R. Krallman, Chief Financial Officer	$—	—
Thomas K. McCarthy, Former Interim Chief Executive Officer	$—	—
Kevin F. Sullivan, Former General Counsel and Chief Compliance Officer	$—	—
Indroneel Chatterjee, Former Chief Executive Officer	$—	—
Christopher Moltke-Hansen, Former Chief Financial Officer	$—	—
P. Graham Singer, Former General Counsel and Secretary	$—	—
All current executive officers as a group(3)	$—	—
All current directors who are not executive officers as a group	$—	—
All employees, including all current officers who are not executive officers, as a group	$—	—
(1)
The dollar value was calculated by multiplying the Number of Units from the adjacent column by $87.90, which was the closing price per share of the Company’s common stock on the grant date of June 5, 2023. However, the grant date fair value of the Contingent Award, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, disregarding any estimated forfeitures related to service-based vesting conditions, is estimated to be $3,332,962. As the Contingent Grant will be earned based on market-based conditions, such grant date fair value was determined using a Monte Carlo Simulation model.

(2)	This column corresponds to the number of shares subject to the Contingent Grant.
(3)	The amounts in this row are the aggregate of the Annual Contingent Grant, which are also reflected in the row above for each of our Chief Executive Officer.
In addition, if our shareholders approve the Amendment at the Annual Meeting, in the 2024 fiscal year we anticipate granting Mr. Kopcak additional restricted stock units which will be earned based on achievement of specified earnings per share (“EPS”) targets and his continued employment with us (the “Additional PSUs”). Unless otherwise determined by the Compensation Committee, (i) the Additional PSUs will be earned in three equal portions based upon achievement of EPS targets that we anticipate will be set at $25, $50, $100, and (ii) once an EPS target is achieved (each, an “earned date”), such portion of the Additional PSUs will vest over three years following the earned date, subject to Mr. Kopcak’s continued employment with us. Similar to the Contingent Grant, the Additional PSUs, if granted, are intended to incent and reward our Chief Executive Officer for his continued dedication to our company and successful implementation of the business plan.
Vote Required and Board of Directors Recommendation
Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of the adoption of the amendment and restatement to the Company’s 2020 Equity Plan. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. This means that the majority of the shares voted “for” this Proposal 3 must exceed the number of shares voted against this Proposal 3. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
THE PROPOSAL TO APPROVE AN AMENDMENT TO THE ALTISOURCE
ASSET MANAGEMENT CORPORATION 2020 EQUITY PLAN
(PROPOSAL 3 ON YOUR PROXY CARD)

PROPOSAL 4 - TO APPROVE THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM ALTISOURCE ASSET MANAGEMENT CORPORATION TO VENTURIUS, INC.
The Board of Directors has adopted, and is recommending to the stockholders for their approval, a resolution to amend the Company's Amended and Restated Articles of Incorporation to change the name of the Company from “Altisource Asset Management Corporation” to “Venturius, Inc..” In order to effect this change under law of the United States Virgin Islands, the Board of Directors recommends that the stockholders of the Company approve the following amendment to Article I of the Amended and Restated Articles of Incorporation:
“The name of the Corporation is “Venturius, Inc.”
The reason for the Board of Directors' approval and recommendation to stockholders is that the Board of Directors believes it is appropriate for the Company to create a new corporate identity to more properly align with the Company’s newly revised business plan to generate alternative private credit loans and to engage in mortgage banking activities through the origination and acquisition of loans, and their subsequent sale or securitization.
If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR”
THE PROPOSED AMENDMENT TO ARTICLE I OF THE COMPANY'S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS
SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO
AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME WILL BE
APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE
PROPOSAL.
(PROPOSAL 4 ON YOUR PROXY CARD)

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2023. The Audit Committee has further directed that such appointment be submitted for ratification by our stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from our stockholders. To ratify the appointment of Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2023, the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.
(PROPOSAL 5 ON YOUR PROXY CARD)
Report of the Audit Committee
The Audit Committee of the Board has:
•	Reviewed and discussed with management AAMC’s audited financial statements as of and for the year ended December 31, 2022;
•	Discussed with Ernst & Young LLP, AAMC’s independent registered public accounting firm, the matters required to be discussed under PCAOB standards; and
•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2022 Annual Report.
Audit Committee:
, 2023	Charles L Frischer, Chair
Ricardo C. Byrd, Director
John A. Engerman, Director
Ernst & Young LLP Fees
Our independent registered public accounting firm is Ernst & Young LLP, Atlanta, GA, Auditor Firm ID: 42. The following table shows the aggregate fees billed to AAMC for professional services by Ernst & Young LLP with respect to our fiscal year ended December 31, 2022 and 2021:
Category	2022	2021
Audit Fees	$515,000	$472,494
Audit-Related Fees	15,594	—
Tax Fees	—	16,640
All Other Fees	50,000	—
Total	$580,594	$489,134
Audit Fees. This category includes the aggregate fees and expenses billed for professional services rendered for the audits of AAMC’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, for reviews of the financial statements included in AAMC’s quarterly reports on Form 10-Q during those fiscal years and for services that are normally provided by the independent registered public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed for audit-related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.”
Tax Fees. This category would include the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance and tax planning.
All Other Fees. This category would include the aggregate fees billed for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” We did not incur any such other fees for the years ended December 31, 2022 and 2021. Additionally, we have excluded reimbursed expenses.
The Audit Committee considered the fees paid to Ernst & Young LLP for the fiscal year ended December 31, 2022 and determined that the services and fees are compatible with the independence of Ernst & Young LLP.
Audit Committee Pre-Approval Policy
The Audit Committee is required to pre-approve the audit and (unless the de minimus exception of applicable law permits) non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered certified public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. For the fiscal years ended December 31, 2022 and 2021, all fees associated with the independent registered public accounting firm’s services were pre-approved by the Audit Committee.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

PROPOSAL 6: ADVISORY VOTE ON EXECUTIVE COMPENSATION
“SAY-ON-PAY”
As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our NEOs as disclosed in this Proxy Statement includes the disclosure under “Executive Compensation,” and other narrative and tabular executive compensation disclosure in this Proxy Statement, as required by SEC rules.
Please read the “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our NEOs.
Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2023 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosures, and any related material disclosed in this Proxy Statement.”
Although this approval is advisory and non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our NEOs.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED
EXECUTIVEOFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
(PROPOSAL 6 ON YOUR PROXY CARD)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2023 by:
•	each Director and NEO of AAMC, including former NEOs who worked for the Company during 2021 and/or 2022;
•	all Directors and executive officers of AAMC as a group; and
•	all persons known by AAMC to own beneficially 5% or more of the outstanding common stock.
The table is based upon information supplied to us by Directors, executive officers and principal stockholders and filings under the Exchange Act and is based on an aggregate of 1,758,421 shares issued and outstanding as of April 21, 2023, which does not include 1,675,875 shares held by us in treasury. Unless otherwise indicated, the address of our Directors and executive officers is: Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820.
Shares Beneficially Owned as of April 21, 2023
Name of Beneficial Owner:	Amount	Percent
William C. Erbey(1)	805,749	45.8%
Theodore Walker Cheng-De King(2)	194,610	11.1%
Directors and NEOs:	Amount	Percent
Indroneel Chatterjee(3)	58,027	3.3%
Christopher D. Moltke-Hansen(4)	4,774	*
P. Graham Singer(5)	5,303	*
Ricardo C. Byrd(6)	13,735	*
John A. Engerman(6)	9,517	*
John P. de Jongh, Jr.(6)	10,689	*
Thomas K. McCarthy	—	—
Jason Kopcak(7)	27,500	1.5%
Stephen R. Krallman(8)	7,000	*
Kevin Sullivan(9)	3,000	*
All Directors and Executive Officers as a Group (6 persons)(10)	71,441	4.1%
*	Less than 1%
(1)
Based on information contained in a Schedule 13D/A filed with the SEC on August 15, 2022 by Mr. Erbey. Includes 805,749 shares of common stock held by E. Elaine Erbey, Mr. Erbey's spouse, for which Mr. and Mrs. Erbey claim shared voting and dispositive power.

(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2023 by Mr. Cheng-de King.
(3)
Based on information contained in a Form 4 filed by Mr. Chatterjee on February 26, 2021. Does not include the 40,000 unvested restricted shares of common stock, which were forfeited upon Mr. Chatterjee's termination for cause.

(4)
Based on information contained in a Form 4 filed by Mr. Moltke-Hansen on February 26, 2021. Does not include 5,000 unvested restricted shares of common stock, which were forfeited upon Mr. Moltke-Hansen's resignation.

(5)
Based on information contained in a Form 4 filed by Mr. Singer on February 26, 2021. Does not include 5,000 unvested restricted shares of common stock, which were forfeited upon Mr. Singer's resignation.

(6)
Does not include the 2,857 shares issued to each of Messrs. Byrd and Engerman and Governor de Jongh, Jr. for service on our Board for the 2022 to 2023 service year that will vest in 2023 pursuant to the AAMC 2020 Equity Incentive Plan.

(7)
Based on information contained in a Form 3 filed by Mr. Kopcak on May 20, 2022. Additionally, pursuant to Mr. Kopcak's employment contract, on March 16, 2022, Mr. Kopcak received an initial equity award consisting of 22,500 restricted shares. The restricted shares are to vest annually over a three-year period following the start date of this employment on May 15, 2022. Mr. Kopcak also owns 1,000 shares of Series N Preferred Stock, which are excluded from the table above because such shares are not transferable and have no voting power.

(8)
Based on information contained in a Form 4 filed by Mr. Krallman on April 27, 2022. Additionally, pursuant to Mr. Krallman's employment contract, on June 28, 2021, Mr. Krallman received an initial equity award consisting of 5,000 restricted shares. The restricted shares are to vest annually over a three-year period following the date of the grant. Mr. Krallman also owns 1,000 shares of Series O Preferred Stock, which are excluded from the table above because such shares are not transferable and have no voting power.

(9)
Based on information contained in a Form 3 filed by Mr. Sullivan on September 29, 2021. Pursuant to Mr. Sullivan's employment contract, on September 20, 2021, Mr. Sullivan received an initial equity award consisting of 3,000 restricted shares. 1,000 shares vested on September 20, 2022 and the remaining 2,000 shares vested on March 9, 2023 per the Separation Agreement.

(10)	Includes Messrs. Byrd, Engerman, de Jongh, Jr., Kopcak, Krallman and Sullivan.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the Company’s review of Section 16(a) reports and related written representations, the Company believes that there were no late filings during 2022.

BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
The Board has adopted policies and procedures for the review, approval and monitoring of transactions involving AAMC and related persons (Directors, nominees for election as Director and NEOs or their immediate family members or stockholders owning 5% or greater of the Company’s outstanding stock or their immediate family members) within our written Code of Business Conduct and Ethics, which is available at www.altisourceamc.com. The policies and procedures are not limited to related person transactions that meet the threshold for disclosure under the relevant SEC rules as the policies and procedures broadly cover any situation in which a conflict of interest may arise.
Any situation that potentially involves a conflict of interest is to be immediately disclosed to the Company’s Chief Financial Officer who, in consultation with management and the Audit Committee chair and with outside counsel, as appropriate, must assess the nature and extent of any concern and then recommend any follow up action, as needed. The Chief Financial Officer will notify the Chair of the Audit Committee if any such situation requires notice to or approval of the Audit Committee of the Board of Directors.
Related persons are required to obtain the approval of the Audit Committee of the Board for any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including, but not limited to, (i) whether the transaction is in the best interests of AAMC; (ii) alternatives to the related-person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to AAMC.
Putnam Transaction
On July 18, 2022, AAMC entered into an agreement (the “Purchase Agreement”) with Putnam Equity Spectrum Fund and Putnam Capital Spectrum Fund (collectively, “Putnam”) in which the Company repurchased 286,873 shares of common stock owned by Putnam. The aggregate purchase price for such shares of common stock was $2,868,730 or $10 per share.
Pursuant to the Purchase Agreement, the Company and Putnam also agreed to terminate the most favored nation clause granted to Putnam in the settlement agreement between Putnam and the Company dated February 17, 2021 (the “Settlement Agreement”) requiring the Company to pay Putnam the difference, subject to certain terms and conditions, if the Company enters into a mutually agreed settlement with another holder of the Company’s Series A preferred stock (the “Preferred Shares”) at a higher value per Preferred Share than provided to Putnam under the Settlement Agreement. The Company and Putnam also agreed to terminate all of Putnam’s shareholder voting obligations included in the Settlement Agreement.
Executive Arbitrations
Former Chief Executive Officer, Indroneel Chatterjee
On December 29, 2022, the arbitrator entered a final order which granted an additional award of fees and costs to the Company in the amount of over $1 million, bringing the Company's total judgment against Mr. Chatterjee to approximately $1.6 million. In the arbitrator’s final award, he also included the amounts he had previously awarded to the Company in his October 19, 2022 order, which were $400,000 plus interest at the U.S. Virgin Islands’ 9% statutory rate for contractual claims (since Mr. Chatterjee’s termination on April 16, 2021) and approximately $140,000 as reimbursement to the Company for all expenses the Company incurred directly and solely as a result of Mr. Chatterjee’s misconduct in the arbitration. The Company intends to enforce the judgment against Mr. Chatterjee.
Former General Counsel, Graham Singer
On June 25, 2021, Mr. Singer commenced an arbitration against the Company and its subsidiary AAMC US, Inc. regarding his compensation and the terms of his employment. The Company had previously demanded that Mr. Singer return his signing bonus in accordance with the terms of his employment agreement. The Company and Mr. Singer settled all claims and counterclaims and the Company paid Mr. Singer’s counsel $70,000 in 2022.

STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in next year’s proxy statement and for consideration at the next annual meeting of stockholders (“2024 Annual Meeting”). Any proposal that a stockholder desires to have included in our proxy materials in connection with the 2024 Annual Meeting must meet the requirements of Rule 14a-8 under the Exchange Act and must be submitted in writing no later than February 21, 2024 (120 days prior to the anniversary of this year’s mailing date), to our Corporate Secretary at 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. In accordance with Rule 14a-8, this deadline could change if the 2023 Annual Meeting date is held sooner or later.
We did not receive notice of any stockholder proposals relating to the Annual Meeting. If any other matters properly come before the 2023 Annual Meeting of Stockholders, the persons designated as proxies intend to vote in accordance with their discretion on such matters.
ANNUAL REPORTS
A copy of our 2022 Annual Report was made available to stockholders on March 27, 2023 and an amendment to the Annual Report on Form 10-K/A for the year ended December 31, 2022 with Part III information was made available to stockholders on May 1, 2023. The 2022 Annual Report can be found on our website www.altisourceamc.com under “Investor Relations - SEC Filings.”
We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the record date for the meeting, on written request, a copy of our 2022 Annual Report, required to be filed by us with the SEC under the Exchange Act. Such requests should be directed to Investor Relations at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820.

OTHER MATTERS
Proxies may be solicited on behalf of the Board by mail or electronic means. Additionally, we may hire a proxy solicitor to help reach the quorum requirement. If we do so, we will pay a reasonable fee in relation to these services.
Copies of the 2022 Annual Report and this Proxy Statement will be made available to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted:
•	“FOR” each of the four (4) nominees for Director listed in this Proxy Statement (Proposal One);
•
“FOR” the amendment of the Company’s Amended and Restated Articles of Incorporation to increase authorized common stock from 5,000,000 shares to 10,000,000 shares to effect a two for one stock split of the Company’s common stock, par value $0.01 (Proposal Two);

•	“FOR” the amendment of the Company’s 2020 Equity Incentive Plan to increase the maximum number shares to be issued from 185,000 shares to 300,000 shares. (Proposal Three);
•	“FOR” the amendment to the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to Venturius, Inc. (Proposal Four)
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal Five); and
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement (Proposal Six).
Should any matter not described above be properly presented at the meeting, each proxy received will be voted in accordance with the discretion of the persons appointed as proxies.
If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this proxy statement, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2022 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one (1) or more of the stockholders. Stockholders at an address to which a single copy of this Proxy Statement and our 2022 Annual Report was sent may request a separate copy by contacting Investor Relations at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820, or by calling our Corporate Secretary at (704) 275-9113. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.
The Board knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.
It is important that proxies be returned promptly. Stockholders are urged to vote via the Internet or by telephone by following the instructions in the proxy card or to complete and mail the proxy card in the accompanying pre-paid envelope.

APPENDIX A

ALTISOURCE ASSET MANAGEMENT CORPORATION

2020 EQUITY INCENTIVE PLAN
SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Altisource Asset Management Corporation 2020 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Altisource Asset Management Corporation (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a) Administration of Plan. The Plan shall be administered by the Administrator.
(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 485,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan, the Company’s 2012 Equity Incentive Plan and the Company’s 2012 Special Equity Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 485,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $300,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 4. ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5. STOCK OPTIONS
(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.
(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7. RESTRICTED STOCK AWARDS
(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8. RESTRICTED STOCK UNITS
(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 9. UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10. CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11. DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. Transferability of Awards
(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13. TAX WITHHOLDING
(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14. SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).
SECTION 17. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18. GENERAL PROVISIONS
(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
SECTION 19. EFFECTIVE DATE OF PLAN
This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the United States Virgin Islands, applied without regard to conflict of law principles.
DATE ORIGINALLY APPROVED BY BOARD OF DIRECTORS: September 11, 2020
DATE ORIGINALLY APPROVED BY STOCKHOLDERS: October 12, 2020
DATE AMENDED & RESTATED BY BOARD OF DIRECTORS: June 5, 2023
DATE AMENDED & RESTATED PLAN WAS APPROVED BY STOCKHOLDERS:

ALTISOURCE ASSET MANAGEMENT CORPORATION
5100 TAMARIND REEF
CHRISTIANSTED, VI 00820

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V19531-P96354 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALTISOURCE ASSET MANAGEMENT CORPORATION

Nominees:	For	Against	Abstain
1a. Ricardo C. Byrd	☐	☐	☐
1b. John A. Engerman	☐	☐	☐
1c. Charles L. Frischer	☐	☐	☐
1d. Jason Kopcak	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Form 10-K/A are available at www.proxyvote.com.

V19532-P96354

ALTISOURCE ASSET MANAGEMENT CORPORATION
[TBD]
Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jason Kopcak and Stephen R Krallman, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALTISOURCE ASSET MANAGEMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [TBD], Atlantic Standard Time on [TBD] at the Company's office, located at 5100 Tamarind Reef, Christiansted, USVI 00820 and broadcast online via live webcast at www.virtualshareholdermeeting.com/AAMC2023AM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side